UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C
(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
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☐ Preliminary information statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☑ Definitive information statement.
APOLLO GROUP, INC.
(Name of Registrant as Specified In Charter)

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ANNUAL MEETINGS OF CLASS A AND CLASS B SHAREHOLDERS
December 17, 2008
To the holders of Class A Common Stock and Class B Common Stock of Apollo Group:
NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of Class B Common Stock (the “Class B Shareholders”) of Apollo Group, Inc. (the “Company”), an Arizona corporation, will be held on Wednesday, January 21, 2009 at 1:00 P.M., local time, at the Montage Laguna Beach Resort and Spa, 30801 South Coast Highway, Laguna Beach, California, 92651, and the Annual Meeting of holders of Class A Common Stock (the “Class A Shareholders”) of the Company will be held on Tuesday, February 10, 2009 at 11:00 a.m., local time, in Rooms 101-102 in our offices at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040 (together, the “Annual Meetings”), and such meetings are to be held for the following purposes:
•	For the Class B Shareholders:
o	To elect the Directors of the Company to serve for a one-year term, each until his or her successor is duly elected.

o	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2009.
•	For the Class A Shareholders:
o	To receive the results of the Annual Meeting of the Class B Shareholders.

o	To raise questions with the Company.
Only Class B Shareholders of record at the close of business on December 12, 2008 are entitled to notice of, and to attend and vote at, the Annual Meeting of Class B Shareholders or any adjournment or postponement thereof, and only Class A Shareholders of record at the close of business on December 12, 2008 are invited to attend the Annual Meeting of Class A Shareholders and any adjournment or postponement thereof.

Sincerely, Joseph L. D’Amico President, Chief Financial Officer and Treasurer Phoenix, Arizona
December 17, 2008

We are not asking you for a proxy and you are requested not to send us a proxy.

INFORMATION STATEMENT
QUESTIONS AND ANSWERS REGARDING THE INFORMATION STATEMENT, ANNUAL REPORT AND ANNUAL MEETINGS
OUR BOARD OF DIRECTORS AND ITS COMMITTEES
OUR DIRECTORS AND NOMINEES
OUR EXECUTIVE OFFICERS
OUR CORPORATE GOVERNANCE PRACTICES
COMPENSATION DISCUSSION AND ANALYSIS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION INFORMATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT
DIRECTOR COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

INFORMATION STATEMENT
ANNUAL MEETINGS OF CLASS A SHAREHOLDERS AND CLASS B SHAREHOLDERS
OF
APOLLO GROUP, INC.
To be held on February 10, 2009 and January 21, 2009, respectively.

QUESTIONS AND ANSWERS REGARDING THE INFORMATION STATEMENT, ANNUAL REPORT AND ANNUAL MEETINGS

Why am I receiving these materials?	The Board of Directors of Apollo Group, Inc. (“Apollo Group,” the “Company,” “we,” “our” or “us”) is providing this information statement to you in connection with Apollo Group’s Annual Meeting of Class B Shareholders to be held on Wednesday, January 21, 2009 at 1:00 P.M., local time, and Annual Meeting of Class A Shareholders to be held on Tuesday, February 10, 2009 at 11:00 a.m., local time (together, the “Annual Meetings”). As a shareholder of record, you are invited to attend the Annual Meeting for which you own shares, which, for Class A Shareholders, will be held in Rooms 101-102 in our offices at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, and, for Class B Shareholders, will be held at the Montage Laguna Beach Resort and Spa, 30801 South Coast Highway, Laguna Beach, California, 92651. The purposes of the Annual Meetings are set forth in the accompanying Notice of Annual Meetings of Class A Shareholders and Class B Shareholders and this Information Statement.

Our principal executive offices are located at 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040, and our telephone number is (480) 966-5394.

Internet Availability of Information Statement Materials	We are furnishing information statement materials to our shareholders via the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Information Statement Materials by mail, you will not receive a printed copy of the information statement materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the information statement materials. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our information statement materials, please follow the instructions included in the Notice of Internet Availability.

We anticipate that the Notice of Internet Availability will be mailed to shareholders on or about December 30, 2008.

Am I entitled to vote at the Annual Meeting?	You may vote if our records showed that you owned shares of Apollo Group Class B Common Stock as of December 12, 2008 (the “Record Date”). Each share of Class B Common Stock is entitled to one vote, and a majority of the Class B Common Stock is required to approve any proposals at the Annual Meeting of Class B Shareholders. Class A Common Stock is not voting stock. At the close of business on the Record Date, we had a total of 159,047,653 shares of Class A Common Stock issued and outstanding, 475,149 shares of Class B Common Stock issued and outstanding, and no shares of Preferred Stock outstanding.

Is this a Proxy Statement?	No. This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors and Board Committees	The Board of Directors consists of a majority of independent directors, as independence is determined in accordance with Rule 4200 of the Marketplace Rules of The NASDAQ Stock Market LLC. The Board of Directors has determined that incumbent directors Dino J. DeConcini, Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, K. Sue Redman, James R. Reis and George A. Zimmer, and the additional nominee for election as a director, Manuel F. (“Manny”) Rivelo, are independent under this standard.

During the fiscal year ended August 31, 2008, the Board of Directors met on 9 occasions.

The Board of Directors has four principal committees as of October 31, 2008: (1) an Audit Committee composed of K. Sue Redman (Chair), Dino J. DeConcini and James R. Reis; (2) a Compensation Committee composed of Dr. Roy A. Herberger, Jr. (Chair), Dino J. DeConcini, K. Sue Redman and Dr. Ann Kirschner; (3) a Nominating and Governance Committee composed of Dino J. DeConcini (Chair) and George Zimmer; and (4) an Independent Director Committee composed of Dino J. DeConcini (Chair), Dr. Roy A. Herberger, Jr., Dr. Ann Kirschner, K. Sue Redman, James R. Reis and George A. Zimmer. The Board of Directors also has a Special Committee composed of James R. Reis (Chair) and K. Sue Redman.

Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee meets regularly and has a written charter approved by the Board of Directors, all of which are available via our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx. In addition, at each regularly scheduled Board of Directors meeting, a member of each Committee reports on any significant matters addressed by the Committee. The Board of Directors and each Committee, as applicable, regularly reviews the Committee charters. The charters provide, among other items, that each member must be independent as such term is defined by the applicable rules of The NASDAQ Stock Market LLC and the SEC.

Audit Committee	The Board of Directors has a separately designated standing Audit Committee. The Audit Committee is responsible for reviewing the Company’s quarterly and annual financial statements and related press releases and filings with the SEC and discussing such items with management and the Company’s independent auditors prior to issuance and filing with the SEC. The Committee reviews and discusses with management and the independent auditors the adequacy of the Company’s internal controls and procedures. The Committee has sole authority to appoint, determine funding for and oversee the work of the Company’s independent auditors. The Committee also reviews on an ongoing basis and at least annually all transactions with related persons, as defined in the Instructions to Item 404(a) of Regulation S-K, for potential conflict of interest situations. The Audit Committee held 11 meetings during fiscal 2008. The Board of Directors has determined that K. Sue Redman and James R. Reis are “audit committee financial experts” as defined in Item 407(d) of Regulation S-K. Each of the members of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of The NASDAQ Stock Market LLC. The Audit Committee charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Compensation Committee	The Compensation Committee of our Board of Directors, which met 20 times during fiscal 2008, determines all aspects of compensation of executive officers. Each of the members of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of The NASDAQ Stock Market LLC and an “outside director” as defined in Internal Revenue Code Section 162(m). The Compensation Committee also reviews competitive market data regarding our non-employee director compensation. The Compensation Committee charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Nominating and Governance Committee	The Nominating and Governance Committee is responsible for recommending to the Board of Directors nominees for election to the Board, recommending individuals to the Board of Directors to fill the unexpired term of any vacancy existing on the Board of Directors, the development of qualification criteria for new nominees to the Board of Directors, conducting an assessment of the size and composition of the Board of Directors and recommending changes in the Board’s size, assisting the Board of Directors with corporate governance matters, overseeing the orientation and training of new directors, and consulting with the Chair of the Board regarding the composition of standing committees of the Board.

The Nominating and Governance Committee of the Board considers candidates for director nominees identified by the Committee, proposed by other directors, or proposed by holders of our Class B Common Stock entitled to elect directors. Currently, all of our Class B Common Stock is beneficially owned by Dr. and Mr. Sperling. The Committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. The Committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. In particular, the Committee endeavors to collectively establish a number of key areas of expertise on the Board, including management, accounting and finance, industry knowledge, marketing, regulatory matters and international markets. In selecting nominees, the Committee assesses candidates’ independence, business acumen, personal and professional ethics, integrity, values and willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board. In addition, all members of the Board are given the opportunity to interview final candidates.

The Nominating and Governance Committee does not have a policy regarding the consideration of director candidates recommended by holders of our Class A Common Stock. The Board believes this is appropriate because only the holders of our Class B Common Stock participate in the election of directors.

This committee held three meetings during fiscal 2008. The Nominating and Governance Committee charter is available on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Special Committee	The Special Committee was initially established in June 2006 to oversee the independent review of the Company’s historical practices related to stock option grants. In June 2007, the Board expanded the scope of the Special Committee’s authority to include authority to direct the Company’s actions in connection with legal claims alleged in derivative actions concerning the Company’s previous stock option practices. This committee held eight meetings during fiscal 2008.

Independent Director Committee	The Independent Director Committee was formally established in October 2007. Previously, the independent directors met regularly in executive sessions without Apollo Group management or any non-independent directors. This committee held eight meetings during fiscal 2008.

Attendance	During the fiscal year ended August 31, 2008, each incumbent Board member attended at least 75% of the aggregate number of meetings of the Board of Directors and each Committee of the Board on which such Board member served (during the periods that he or she served on such Committee).

We do not have a formal policy mandating attendance by members of the Board of Directors at our annual shareholders meetings. No independent directors attended the Annual Meeting of the holders of our Class B Common Stock held in January 2008.

Chart of Board and Committee Member Changes	The chart below indicates the members of the Board of Directors and the five committees of the Board as of October 31, 2008, including changes in the members of those Board committees and the dates of appointment or resignation for Board members whose service began or terminated between August 31, 2007 and October 31, 2008.

						Nominating
						and	Independent
	Board of		Audit	Compensation		Governance	Director	Special
	Directors		Committee	Committee		Committee	Committee	Committee
Current Directors
Dr. John G. Sperling	C
Peter V. Sperling	M
Gregory W. Cappelli	M
Dino J. DeConcini	M		M	M	(1)	C (1)	C
Charles B. Edelstein	M	(4)
Dr. Roy A. Herberger, Jr.	M			C	(1)		M
Dr. Ann Kirschner	M	(2)		M	(2)		M
K. Sue Redman	M		C	M			M	M
James R. Reis	M		M				M	C
George A. Zimmer	M				(1)	M (1)	M

Former Directors
Brian E. Mueller		(3)

C	Current Chair

M	Current Member

(1)	On October 5, 2007, Mr. Zimmer resigned from the Compensation Committee and was appointed to the Nominating and Governance Committee; Mr. DeConcini resigned as Chair of the Compensation Committee (although he remains a member of such committee) and was appointed Chair of the Nominating and Governance Committee (after serving as sole member of that committee for a portion of the 2007 fiscal year); and Dr. Herberger was appointed Chair of the Compensation Committee.

(2)	Dr. Kirschner joined the Board on November 1, 2007 and was appointed to the Compensation Committee on December 14, 2007.

(3)	Mr. Mueller resigned from the Board on June 24, 2008.

(4)	Mr. Edelstein joined the Board on September 26, 2008.

OUR DIRECTORS AND NOMINEES

Set forth below are the names, ages and business experience of the directors of Apollo Group as of October 31, 2008, and each person nominated for election as a director. All of the incumbent directors are nominees for re-election at the Annual Meeting of Class B Shareholders. The Nominating and Governance Committee, consisting solely of independent directors as determined under the rules of The NASDAQ Stock Market LLC, has recommended all of the nominees for election by the holders of Class B Common Stock. If elected, the nominees will serve as directors until the next annual meeting of our holders of Class B Common Stock in 2010. As of the date of this Information Statement, the Board of Directors is not aware of any nominee who is unable or who will decline to serve as a director, if elected.

Name	Principal Occupation During the Past Five Years	Age
Incumbent Directors

Dr. John G. Sperling	See Dr. Sperling’s biographical information below under “Our Executive Officers.”	87

Gregory W. Cappelli	See Mr. Cappelli’s biographical information below under “Our Executive Officers.”	41

Dino J. DeConcini
Mr. DeConcini became a member of the Board of Directors of the Company in 1992. He currently serves as lead independent director, Chair of the Nominating and Governance Committee and a member of the Audit and Compensation Committees. Between December 2006 and October 2007, Mr. DeConcini served as Chair of the Compensation Committee. Since 2002, Mr. DeConcini has been Senior Vice President of Projects International, Inc., an international business consulting firm. From 1995 to 2000, Mr. DeConcini was the Executive Director, Savings Bonds Marketing Office, U.S. Department of the Treasury. From 1991 to 1993 and 1980 to 1990, Mr. DeConcini was a Vice President and partner of Paul R. Gibson & Associates, an international business consulting firm. Between 1981 and 1992, he was a member of the Board of Directors of the University of Phoenix, Inc. He served as a member of the Board of Directors of Arizona Public Service Company from 1980 to 1990. From 1979 to 1995, Mr. DeConcini was a shareholder and employee of DeConcini, McDonald, Brammer, Yetwin and Lacy, P.C., Attorneys at Law. He was Chief of Staff for the Governor of Arizona from 1975 through 1978. Mr. DeConcini was also Chairman of the Arizona Commission on the Arts from 1980 to 1983, and the founder and President of Arizonans for Cultural Development from 1983 to 1986. Mr. DeConcini is a graduate of the Georgetown University School of Foreign Service and the University of Arizona Law School.
		74

Charles B. Edelstein	See Mr. Edelstein’s biographical information below under “Our Executive Officers.”	48

Name	Principal Occupation During the Past Five Years	Age
Dr. Roy A. Herberger
Dr. Herberger has been a director of Apollo Group since June 2007 and is currently Chair of the Compensation Committee. Dr. Herberger is also President Emeritus of Thunderbird School of Global Management, and served as the school’s President from 1989 until 2004. From 1982 until 1989, he served as Dean of the Edwin L. Cox School of Business at Southern Methodist University. He previously served as Associate Dean for Academic Affairs at the Graduate School of Business at the University of Southern California (USC) and director of the International Business Education and Research Program, also at USC. Dr. Herberger currently serves on the Board of Directors of Pinnacle West Capital Corporation, Eco2 Plastics, Inc. and MedAire Inc. and on the Board of Trustees of the Mayo Clinic. Dr. Herberger holds a bachelor’s degree in Business and a Master of Arts in Communication from the University of Texas, Austin. He also holds a doctoral degree in Business from the University of Colorado, Boulder.
66

Dr. Ann Kirschner
Dr. Ann Kirschner has been a director of Apollo Group since November 2007. Since 2006, Dr. Kirschner has been the University Dean of Macaulay Honors College of The City University of New York. From 1991 to 1994, and from 2001 to 2006, Dr. Kirschner served as president of Comma Communications, a consulting company specializing in higher education and technology, where she focused on strategic planning for public and private universities and education companies. Her career as an entrepreneur in media and technology has included founding Fathom, an online knowledge network, in association with Columbia University. She also co-created NFL SUNDAY TICKET and NFL.COM for the National Football League. Dr. Kirschner serves on the Board of Directors of Public Agenda, the Jewish Women’s Archive and Open University of Israel. Until recently, she served on the Board of Directors of Topps Company, Inc. Dr. Kirschner received her Doctor of Philosophy in English literature from Princeton University, a Master of Arts from the University of Virginia, and a Bachelor of Arts from the State University of New York at Buffalo.
57

Name	Principal Occupation During the Past Five Years	Age
K. Sue Redman
K. Sue Redman has been a director of Apollo Group and Chair of the Audit Committee since December 2006. Ms. Redman is also a member of the Compensation Committee and the Special Committee of the Board of Directors of Apollo Group. Ms. Redman is an independent financial consultant. From 2004 to 2008, Ms. Redman served as Senior Vice President and Chief Financial Officer of Texas A&M University. From 1999 to 2004, Ms. Redman was a Vice President and Corporate Controller at AdvancePCS, Inc. From 1980 to 1999, Ms. Redman held various positions, most notably as an Assurance/Business Advisory Services partner with PricewaterhouseCoopers LLP, where she provided accounting and consulting services to both public and private companies in a variety of industries. Ms. Redman earned her Bachelor of Business Administration in Accounting from Texas A&M University and is a Certified Public Accountant in Texas, Arizona and California.
		51

James R. Reis
James R. Reis has been a director of Apollo Group and a member of the Audit Committee since January 2007 and Chair of the Special Committee since March 2007. Since 2007, Mr. Reis has served as Vice Chairman of GAINSCO, INC., an insurance company, and previously served as its Executive Vice President. Since 2001, Mr. Reis has performed merchant banking and management consulting services through First Western Capital, LLC, of which he is the founder, managing director and owner, and through which he provided consulting services to a subsidiary of GAINSCO, INC. from 2003 to 2005. Mr. Reis served as Vice Chairman of ING Pilgrim Capital Corporation, an asset management company, which he co-founded, from 1989 to 2000 when it was acquired by ING Groep NV. Mr. Reis also currently serves on the Boards of Directors of Exeter Life Sciences, Inc. and Arcadia Bio-Science, Inc., both of which are owned by Dr. Sperling. Mr. Reis received his Bachelor of Science from St. John Fisher College in Rochester, New York and is an inactive Certified Public Accountant.
		51

Peter V. Sperling	See Mr. Sperling’s biographical information below under “Our Executive Officers.”	49

Name	Principal Occupation During the Past Five Years	Age
George A. Zimmer
George A. Zimmer has been a director of Apollo Group since June 2006 and served as a member of the Compensation Committee during the 2007 fiscal year. In October 2007, Mr. Zimmer resigned from the Compensation Committee and was appointed to serve on the Nominating and Governance Committee. Mr. Zimmer is the founder, CEO and Chairman of The Men’s Wearhouse, Inc., a retailer of men’s apparel. Mr. Zimmer is currently a member of the board of the Institute of Noetic Sciences in Petaluma, California, and serves on several advisory boards including The Boys & Girls Club of Oakland, California, and the World Business Academy of Ojai, California. Mr. Zimmer received his Bachelor of Arts in Economics from Washington University.
60

Nominee

Manuel F. Rivelo
Manuel F. Rivelo has been employed by Cisco Systems, Inc., an information technology provider, since 1992, and is currently Senior Vice President of Cisco Development Organization Operations, the technology development organization of Cisco. Mr. Rivelo is also a member of the Cisco Development Council, the senior leadership team of the Cisco Development Organization. Mr. Rivelo’s responsibilities include leading operations of Cisco Development Organization in the creation of policies and processes relating to employees, investments, engineering and systems. He previously served as a systems engineer and as Senior Vice President of Worldwide Field Process and Technical Operations for Cisco, where he was responsible for all operations within the Worldwide Sales organization. Mr. Rivelo holds a bachelor’s and master’s degree in electrical engineering from the Stevens Institute of Technology and an executive Master of Business Administration from the Wharton School of Business. He is also currently a member of the Strategic Advisory Council for the City and County of Seattle, Washington. Mr. Rivelo serves on the Board of Directors of CallWave, Inc., of which Mr. Peter Sperling is the co-founder, chairman and a director.
44

Mr. Rivelo was recommended to the Nominating and Governance Committee by an executive officer of Apollo Group.

OUR EXECUTIVE OFFICERS

Set forth below are the names, ages, positions and business experience of the executive officers of Apollo Group as of October 31, 2008.

Name and Position	Principal Occupation During the Past Five Years	Age
Dr. John G. Sperling Executive Chairman of the Board
Dr. John G. Sperling is the founder and the Executive Chairman of the Board of Apollo Group. Dr. Sperling was President of Apollo Group until February 1998, Chief Executive Officer of Apollo Group until August 2001 and Chairman of the Board until June 2004. Dr. Sperling served as Acting Executive Chairman of the Board from January 2006 to September 2008 and has served as Executive Chairman of the Board since September 2008. Prior to his involvement with Apollo Group, from 1961 to 1973, Dr. Sperling was a professor of Humanities at San Jose State University where he was the Director of the Right to Read Project and the Director of the NSF Cooperative College-School Science Program in Economics. At various times from 1955 to 1961, Dr. Sperling was a member of the faculty at the University of Maryland, Ohio State University and Northern Illinois University. Dr. Sperling received his Doctor of Philosophy from Cambridge University, a Master of Arts from the University of California, Berkeley, and a Bachelor of Arts from Reed College. Dr. Sperling is the father of Peter V. Sperling.
87

Peter V. Sperling Vice Chairman of the Board
Peter V. Sperling was appointed Vice Chairman of the Board of Apollo Group in June 2008. Mr. Sperling was a Senior Vice President of Apollo Group from June 1998 to December 2007 and Secretary of Apollo Group from June 2006 to December 2007. Mr. Sperling has been with Apollo Group since 1983. Mr. Sperling was Vice President of Administration from 1992 to June 1998 and served as Secretary and Treasurer of Apollo Group from 1988 to January 2003. From 1987 to 1992, Mr. Sperling was Director of Operations at Apollo Education Corporation. From 1983 to 1987, Mr. Sperling was Director of Management Information Services of Apollo Group. Mr. Sperling received his Master of Business Administration from The University of Phoenix and his Bachelor of Arts from the University of California, Santa Barbara. Mr. Sperling is also the Chairman and co-founder of CallWave, Inc., a telecommunications services corporation. Mr. Sperling is the son of Dr. John G. Sperling.
49

Name and Position	Principal Occupation During the Past Five Years	Age
Charles B. Edelstein Chief Executive Officer
Charles B. Edelstein became Chief Executive Officer and a director of Apollo Group in August 2008. Prior to joining Apollo Group, Mr. Edelstein was employed by Credit Suisse, a financial services firm, since 1987, and served as a Managing Director since 1998. He was also the head of the Global Services Group within the Investment Banking Division of Credit Suisse. His focus was on providing advisory services regarding acquisitions, dispositions and capital raising transactions. Mr. Edelstein founded and oversaw Credit Suisse’s leading advisory practice in the education industry, where he served as advisor to many of the largest education companies, including Apollo Group. Prior to that, he worked at Price Waterhouse (now PricewaterhouseCoopers) for three years as an auditor and management consultant. Mr. Edelstein sits on the Chicago board of directors for both Teach for America and Junior Achievement. He received a Bachelor of Arts with highest distinction from the University of Illinois and a Master of Business Administration from the Harvard Business School, where he graduated as a Baker Scholar with high distinction.
48

Joseph L. D’Amico President, Chief Financial Officer and Treasurer
Joseph L. D’Amico was appointed Executive Vice President and Chief Financial Officer in June 2007. He had been serving in the role of Chief Financial Officer since December 2006 as a consultant. Prior to joining the Company, Mr. D’Amico was a senior managing director of FTI Palladium Partners, an interim management company and a division of FTI Consulting, Inc. Prior to joining FTI in August 2002, he was a partner with PricewaterhouseCoopers LLP for 21 years where he served in leadership roles in the firm’s Financial Advisory Services group as well as having served as an audit partner earlier in his career, responsible for public and privately held companies. Mr. D’Amico is a Certified Public Accountant and a Certified Insolvency and Restructuring Advisor. He received his Master of Business Administration from the University of Chicago and his Bachelor of Science in Accountancy from the University of Illinois at Urbana-Champaign.
59

Gregory W. Cappelli Executive Vice President, Global Strategy and Assistant to the Executive Chairman
Gregory W. Cappelli was appointed Executive Vice President of Global Strategy and Assistant to the Executive Chairman in April 2007 and became a director in June 2007. Before joining Apollo Group, Mr. Cappelli spent 10 years as a research analyst for Credit Suisse, a financial services firm, where he most recently served as Managing Director and Senior Research Analyst and founded the Credit Suisse Global Services Teams. Before joining Credit Suisse, Mr. Cappelli was Vice President and Senior Research Analyst with ABN AMRO. He holds his Bachelor of Arts in Economics from Indiana University and his Master of Business Administration from the Brennan School of Business at Dominican University.
41

Name and Position	Principal Occupation During the Past Five Years	Age
Terri C. Bishop Executive Vice President, External Affairs and Chief of Staff to the Executive Chairman
Terri C. Bishop was appointed Executive Vice President, External Affairs in September 2008. Ms. Bishop served as Chief Communications Officer and Senior Vice President of Public Affairs of Apollo Group from 1999 to 2008, overseeing public and government relations. Except for her service as Executive Vice President of Convene International, an education software company, from 1998 to 1999, Ms. Bishop has been with the Apollo Group since 1982 and during that time she has served in the areas of institutional licensure and accreditation, curriculum development, institutional research and online learning. She was the founding director of University of Phoenix Online, providing oversight during its first 10 years of start up and development. Ms. Bishop received her Master of Arts in Human Relations and Organizational Management from University of Phoenix.
55

P. Robert Moya Executive Vice President, General Counsel and Secretary
P. Robert Moya has served as General Counsel since September 2007, Secretary since December 2007, and Executive Vice President since September 2008. Mr. Moya served as Senior Vice President from September 2007 to September 2008. Since 1991, Mr. Moya has been a Partner, and more recently a Retired Partner and Of Counsel, of Quarles & Brady LLP, a Wisconsin-based national law firm. From 2002 to 2004, Mr. Moya served as General Counsel of Insight Enterprises, Inc., an information technology provider, and in various additional capacities, including Executive Vice President, Chief Administrative Officer and Corporate Secretary. Earlier in his career, Mr. Moya was a partner with the law firms of Gaston & Snow and Lewis and Roca LLP. Mr. Moya holds his Bachelor of Arts from Princeton University and his Juris Doctor from Stanford Law School. Since 2005, he has been a director of InPlay Technologies, Inc., serves as a member of InPlay’s Audit and Compensation Committees and chairs the Nominating and Governance Committee. Between 2003 and 2007, Mr. Moya served as a director of PlusNet plc, a company formerly listed on the London Stock Exchange, served on the Audit and Nominating Committees and chaired the Remuneration Committee.
64

Name and Position	Principal Occupation During the Past Five Years	Age
Dr. William J. Pepicello President, University of Phoenix, Inc.
Dr. William J. Pepicello became Provost of University of Phoenix in January 2006 and was appointed as President in October 2006. Dr. Pepicello has been with University of Phoenix since 1995. Dr. Pepicello served as Vice Provost for Academic Affairs from 2003 to 2006 and Dean of the School of Advanced Studies from 2002 to 2003. From 2000 to 2002, Dr. Pepicello was President of University of Sarasota and then Chief Academic Officer of American Intercontinental University. From 1995 to 2000, he was Dean of the College of General and Professional Studies and also held the position of Vice President of Academic Affairs of University of Phoenix. Dr. Pepicello holds both a Master of Arts and a Doctor of Philosophy in Linguistics from Brown University and a Bachelor of Arts in Classics from Gannon University.
59

Brian L. Swartz Senior Vice President of Finance and Chief Accounting Officer
Brian Swartz was appointed Chief Accounting Officer in February 2007 and Senior Vice President of Finance in June 2007. Mr. Swartz was Vice President, Corporate Controller and Chief Accounting Officer from February to June 2007. Prior to joining the Company, Mr. Swartz was with EaglePicher Incorporated, a technology and industrial products and services company, from 2002 to 2006, as its Vice-President and Corporate Controller. At EaglePicher, Mr. Swartz was an integral member of their senior management team and successfully guided the company through a bankruptcy restructuring. From 1994 to 2002, Mr. Swartz was at Arthur Andersen LLP where he had primary responsibilities in international audit and due diligence projects. He graduated from the University of Arizona with a Bachelor of Science in Accounting and was a member of the Warren Berger Entrepreneurship Program. Mr. Swartz is a Certified Public Accountant.
35

Robert W. Wrubel Vice President of Marketing
Robert W. Wrubel was named Vice President of Marketing in June 2008. He also maintains his title as Chief Executive Officer of Aptimus, Inc., a wholly-owned subsidiary of Apollo Group. Before joining Aptimus in 2005, Mr. Wrubel was co-founder and co-Chief Executive Officer of Yoga Works, the country’s largest yoga and alternative fitness company. Prior to that, Mr. Wrubel was Entrepreneur-in-residence at Highland Capital Partners, a venture capital firm. From 1998 to 2001, Mr. Wrubel was the founding Chief Executive Officer of Ask Jeeves, where he grew the company to become one of the top-ranked search engines. Before Ask Jeeves, Mr. Wrubel was the Chief Operating Officer of Knowledge Adventure, a publisher of educational software brands including Jumpstart and MathBlaster. Mr. Wrubel received his Bachelor of Arts in History and Economics from Yale University.
47

OUR CORPORATE GOVERNANCE PRACTICES

At Apollo Group, we believe that strong and effective corporate governance procedures and practices are an extremely important part of our corporate culture. In that spirit, we have summarized several of our corporate governance practices below.

Monitoring Board Effectiveness	It is important that our Board of Directors and its Committees are performing effectively and in the best interests of the Company and its shareholders. The Board of Directors and each Committee are responsible for annually assessing their effectiveness in fulfilling their obligations. In addition, our Nominating and Governance Committee is charged with annually reviewing the Board of Directors and its membership.

Independent Director Committee	The Independent Director Committee meets regularly.

Hiring Outside Advisors	The Board and each of its Committees may retain outside advisors and consultants of their choosing at the Company’s expense, without management’s consent.

Code of Business Conduct and Ethics	Apollo Group expects its directors, executives and employees to conduct themselves with the highest degree of integrity, ethics and honesty. Apollo Group’s credibility and reputation depend upon the good judgment, ethical standards and personal integrity of each director, executive and employee. In order to provide assurances to Apollo Group and its shareholders, Apollo Group has adopted a Code of Business Conduct and Ethics which provides clear conflict of interest guidelines to its employees, as well as an explanation of reporting and investigatory procedures. The Code of Business Conduct and Ethics is available on our website at:
http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

The Code of Business Conduct and Ethics applies to all employees, including our directors, executive officers, principal financial officer, principal accounting officer and all other members of our finance department. If the Company makes any amendment to, or grants any waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, controller or certain other senior officers and requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons for the amendment or waiver on our website, http://www.apollogrp.edu, and as required by Nasdaq, file a Current Report on Form 8-K with the SEC reporting the amendment or waiver.

Providing Transparency	Apollo Group believes it is important that shareholders understand our governance practices. In order to help ensure transparency of our practices, we have posted information regarding our corporate governance procedures on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.

Communications with the Board of Directors	Although Apollo Group does not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to the Company at Apollo Group, Inc., Attention: Investor Relations, 4025 South Riverpoint Parkway, Phoenix, Arizona, 85040. Shareholders who would like their submission directed to a specific member of the Board may so specify, and the communication will be forwarded, as appropriate.

Controlled Company	We are a “Controlled Company” as defined in Rule 4350(c) of the Marketplace Rules of The NASDAQ Stock Market LLC, because more than 50% of the voting power of Apollo Group is held by the John Sperling Voting Stock Trust. As a consequence, we are exempt from certain requirements of Marketplace Rule 4350, including that (a) our Board be composed of a majority of Independent Directors (as defined in Marketplace Rule 4200), (b) the compensation of our officers be determined by a majority of the independent directors or a compensation committee composed solely of independent directors and (c) nominations to the Board of Directors be made by a majority of the independent directors or a nominations committee composed solely of independent directors. However, Marketplace Rule 4350(c) does require that our independent directors have regularly scheduled meetings at which only independent directors are present (“executive sessions”) and Internal Revenue Code Section 162(m) does require a compensation committee of outside directors (within the meaning of Section 162(m)) to approve stock option grants to executive officers in order for us to be able to deduct the stock option grants as an expense. Notwithstanding the foregoing exemptions, we do have a majority of independent directors on our Board of Directors and we do have a Compensation Committee and a Nominating and Governance Committee composed solely of independent directors.

Certain Relationships and Transactions with Related Persons	Dr. John G. Sperling Note Receivable

In August 1998, we, together with Hughes Network Systems and Hermes Onetouch, LLC, formed Interactive Distance Learning, Inc., a new corporation, to acquire One Touch Systems, a provider of interactive distance learning solutions. We contributed $10.8 million in October 1999 and $1.2 million in December 1999, in exchange for a 19% interest in Interactive Distance Learning. We accounted for our investment in Interactive Distance Learning under the cost method. Hermes is owned by Dr. John G. Sperling, our Founder and Executive Chairman of the Board.

On December 14, 2001, Hermes acquired our investment in Interactive Distance Learning in exchange for a promissory note in the principal amount of $11.9 million, which represented the related carrying value. The promissory note accrues interest at a fixed annual rate of six percent and is due at the earlier of December 14, 2021 or nine months after Dr. Sperling’s death. The promissory note is included in other assets as a receivable from a related party in the Consolidated Balance Sheets as of August 31, 2008 and 2007.

Apollo International, Inc.

As of August 31, 2008, we directly own approximately 3.8% of the preferred stock of Apollo International, Inc., which provides educational products and services in India. Dr. John G. Sperling was a director of Apollo International until November 2005. In addition, we beneficially own shares of Apollo International stock indirectly through our 17% investment in a venture capital fund that owns approximately 4.1% of Apollo International stock. We received shareholder distributions of $0.6 million in 2007, and no distributions in 2008 and 2006.

Effective September 2002, Western International University entered into an agreement with Apollo International that allows for Western International University’s educational offerings to be made available in India through a joint venture between Apollo International and K.K. Modi Investment and Financial Services Private Limited. The joint venture company is named Modi Apollo International Group Private Limited. Apollo International is responsible for the relationship with the entities in India that are offering the Western International University programs while Western International University maintains the educational content and other academic aspects of the programs pursuant to an agreement with Apollo International. Western International University received approximately $0.2 million during the fiscal years 2008, 2007 and 2006 in connection with its agreement with Apollo International.

Governmental Advocates, Inc.

Effective July 1, 1989, we entered into an agreement with Governmental Advocates, Inc. to provide consulting services to us with respect to matters concerning legislation, regulations, public policy, electoral politics, and any other topics of concern to us relating to state government in the State of California. Hedy F. Govenar, a director of University of Phoenix and a former director of Apollo, is the founder and Chairwoman of Governmental Advocates, Inc. On June 1, 2008, we renewed this agreement for an additional year. Pursuant to the agreement, we paid consulting fees to Governmental Advocates, Inc. of $0.1 million in fiscal years 2008, 2007 and 2006.

Yo Pegasus, LLC

Yo Pegasus, LLC, an entity controlled by Dr. John G. Sperling, leases an aircraft to us as well as to other entities. Payments to Yo Pegasus for the business use of the airplane, including hourly flight charges, fuel, and direct operating expenses during fiscal years 2008, 2007, and 2006 were $0.4 million, $0.3 million, and $0.4 million, respectively. These amounts are included in general and administrative expenses in the Consolidated Statements of Income. Additionally, through May 2007 the pilots were employed by us and the costs of salaries and fringe benefits were paid through our payroll and are included in general and administrative expenses in the Consolidated Statements of Income. The cost to us, including payments made to Yo Pegasus and the cost of pilots’ wages (including fringe benefits) during fiscal years 2008, 2007 and 2006 were $0.4 million, $0.5 million, and $0.6 million, respectively.

TKG Contact Center, Inc.

We entered into a sublease with TKG Contact Center, Inc., an entity controlled by Dr. John G. Sperling, to lease 56,410 square feet of office space in Tempe, Arizona, for the period from July 1, 2006 to November 30, 2007. We extended the lease to December 7, 2007. Payments to this entity during fiscal years 2008, 2007, and 2006 were $0.3 million, $0.9 million, and $0.2 million, respectively.

Sperling Gallery

We lease certain artwork pursuant to a contract between Apollo Group and an art gallery owned by Virginia Sperling. Virginia Sperling is the former wife of Dr. John Sperling and the mother of Mr. Peter Sperling. Lease payments under the contract during fiscal years 2008, 2007, and 2006 were $37,000, $37,000, and $39,000, respectively.

PoliPoint Press, LLC

PoliPoint Press, LLC, an entity controlled by Dr. John G. Sperling, provides editorial services for Apollo. Payments made to PoliPoint Press during fiscal year 2008 were $5,000.

Credit Suisse Share Repurchase Services

During fiscal years 2008 and 2007, Credit Suisse Securities (USA) LLC, an affiliate of the previous employer of Charles B. Edelstein, our Chief Executive Officer, and Gregory W. Cappelli, our Executive Vice President, Global Strategy and Assistant to the Executive Chairman, managed a share repurchase program for Apollo. We paid Credit Suisse Securities approximately $196,000 and $143,000 in commissions for this service during fiscal years 2008 and 2007, respectively. Our engagement of Credit Suisse Securities and payment of these fees occurred after Mr. Cappelli joined Apollo in March 2007, and prior to the time Mr. Edelstein accepted employment with Apollo in July 2008.

Earth Day Network

During fiscal year 2008, University of Phoenix Foundation, a non-profit entity affiliated with the University of Phoenix, provided a grant of $50,000 to Earth Day Network in response to a grant request received in May 2008. Art Edelstein, the Director of Development of Earth Day Network, is the brother of Charles B. Edelstein, our Chief Executive Officer. The Foundation received and approved this grant request prior to the time Mr. Edelstein accepted employment with Apollo in July 2008.

Deferred Compensation Agreement with Dr. John G. Sperling

Apollo and Dr. John G. Sperling are parties to a Deferred Compensation Agreement, for which we recorded long-term liability of $2,326,000 in 2008 and $2,197,000 in 2007.

Ensuring Auditor Independence	Apollo Group has taken a number of steps to ensure the continued independence of our independent auditors. Our independent auditors report directly to the Audit Committee, which is required to approve in advance or reject any non-audit services proposed to be conducted by our independent auditors.

COMPENSATION DISCUSSION AND ANALYSIS

I. Our Compensation Philosophy and Objectives
     The overarching principle governing the Company’s compensation philosophy for the executive officers is to utilize a pay-for-performance approach that ties a significant portion of each executive officer’s compensation to the Company’s financial performance, as measured in terms of both pre-established financial objectives and the value of the Company’s Class A Common Stock. In implementing this philosophy, the Compensation Committee of the Board of Directors utilizes a combination of cash and equity incentive programs under which the total direct compensation of the executive officers will vary with the Company’s financial performance and the market price of the Class A Common Stock. Accordingly, the general objective of the Company is to target cash compensation (base pay plus a performance-based target bonus) per executive officer position to the 50th percentile of the comparable position at an identified peer group and to target total direct compensation (which includes the annualized value of the executive officer’s long-term equity awards) per position to the 75th percentile of the comparable position at the peer group. However, the actual compensation provided a particular named executive officer may vary from those targeted percentiles based on individual circumstances, such as the officer’s level of experience, the employment agreement negotiated in connection with his hiring and the long-term incentives that may be needed to retain his services. As noted below in more detail, several of the named executive officers have employment agreements which position their total cash compensation below the 50th percentile and weigh their total direct compensation more heavily in favor of long-term equity incentive awards.
     The Company’s compensation philosophy is further designed to develop, implement and administer compensation programs that will:
•	attract and retain key executives critical to the Company’s long-term growth and financial success,

•	provide compensation levels that are internally equitable among the executive officer group and competitive with comparable levels at the Company’s peer group, as that peer group is identified by the Compensation Committee from time to time, and

•	motivate the executive officers to enhance long-term shareholder value, with emphasis on growth, revenue and profitability.
II. Role of the Compensation Committee
A. General
     At the start of the 2008 fiscal year on September 1, 2007, the Compensation Committee was comprised of three independent members of the Board of Directors. On October 5, 2007, Dr. Herberger replaced Mr. Zimmer on the Compensation Committee and was appointed the Chair of the Committee. The Compensation Committee was subsequently increased to four independent members on December 14, 2007 when Dr. Kirschner was added to the Committee.
     The primary responsibilities of the Compensation Committee include the formulation and implementation of the Company’s compensation philosophy, the review and approval of the compensation of the Company’s executive officers, including base salaries, performance-based cash bonus programs and long-term equity incentive awards, and the administration of other executive benefit programs in which the executive officers participate. The Compensation Committee, in consultation with the independent compensation consulting firm it has retained, analyzes the reasonableness and competitiveness of the compensation elements paid to the executive officers and evaluates the effectiveness of those elements in achieving the compensation objectives stated above. Our executive officers are listed on pages 12 through 15 of this Information Statement.
     The Compensation Committee also seeks input from the Company’s Chief Executive Officer and other senior executive officers with respect to certain items of compensation, including their recommendations regarding the parameters of the annual cash bonus program and their proposals regarding long-term equity incentive awards. Accordingly, the Company’s Chief Executive Officer and other senior executive officers may, from time to time, attend the meetings of the Compensation Committee at which compensation issues involving executive officers are discussed and present proposals and recommendations regarding executive officer compensation. However, all decisions regarding executive officer compensation are made solely by the Compensation Committee based on a number of factors, including its evaluation of management proposals, its own internal deliberations and the input provided by its independent compensation consultant. The Compensation Committee meets in executive session to approve the final compensation decisions relating to the Chief Executive Officer. Decisions regarding the other executive officers are typically made by the Compensation Committee after considering recommendations from the Chief Executive Officer and the market data analysis provided by the independent compensation consultant (whose role is described in more detail in the next section).
     The duties and responsibilities of the Compensation Committee are more fully set forth in its formal charter, as approved by our Board of Directors. The corporate governance provisions of the charter were revised in April 2008 to provide more specific guidance and direction to the Compensation Committee in the following areas: (i) performance evaluations for the Company’s executive officers, (ii) the timing of equity awards and (iii) the process for documenting and communicating those awards. The revised charter may be viewed, together with any future changes that may occur, on our website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.
B. Interaction with Compensation Consultants
     In making its determinations with respect to executive officer compensation, the Compensation Committee has historically engaged the services of an independent compensation consulting firm. Beginning with the 2006 fiscal year and continuing through the current 2009 fiscal year, the Compensation Committee has retained the services of Pearl Meyer & Partners, LLC (“Pearl Meyer & Partners”) to assist with its periodic review of existing compensation programs for the Company’s executive officers and the formulation and implementation of new executive compensation arrangements. In addition, Pearl Meyer & Partners has assisted the Compensation Committee with related projects, such as establishing share ownership guidelines for the executive officers and non-employee directors, evaluating non-employee director compensation levels and providing advice and relevant market data with respect to the design of various cash and equity-based executive compensation programs.
     The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out its assignments, Pearl Meyer & Partners may also interact with Company management to the extent necessary and appropriate. However, Pearl Meyer & Partners has not been retained to perform any consulting or advisory services for Company management, except for a few limited situations in which market data was provided, with the knowledge of the Compensation Committee, to management with respect to certain executive officer positions. Company management has on occasion retained the services of its own independent compensation consulting firm.

III. Compensation Structure
A. Pay Elements — Overview
     The Compensation Committee utilizes three main components in structuring the compensation program for the executive officers:
•	Base Salary — a fixed rate of pay that takes into account an individual’s duties and responsibilities, experience and expertise and individual performance and that is designed to provide a level of economic security from year to year based on competitive market data.

•	Annual Cash Bonus — variable cash compensation that does not provide any economic guarantees and is designed to reward the executive officers based on the financial performance of the Company (as measured in terms of defined business metrics) and, in certain cases, their individual performance.

•	Long-Term Incentives — stock-based awards, including both stock options and restricted stock units (RSUs), that derive their value from the market price of the Company’s Class A Common Stock.
     Except for the long-standing deferred compensation arrangement with Dr. Sperling, the Compensation Committee has not implemented any supplemental retirement income programs or other special deferred compensation arrangements for the executive officers. The primary source for wealth creation and the accumulation of retirement income for the Company’s executive officers is in the form of long-term equity incentive awards that derive their value from the market price of the Company’s Class A Common Stock.
B. Pay Mix
     The Compensation Committee believes that the particular elements of compensation identified above provide a well-proportioned mix of compensation that includes a level of economic security, provides a meaningful incentive for long-term retention and has a significant performance-based component. Accordingly, the overall objective of the structure is to create short-term and long-term performance incentives and rewards that are designed to accomplish the Company’s major compensation objectives. By following this portfolio approach of pay mix, the Compensation Committee provides the executive officer with a measure of security in the minimum level of compensation he or she is to receive through base pay, while the annual and long-term incentive components provide variable levels of compensation with no economic guarantees. These latter components of compensation are primarily designed to motivate the executive officer to focus on the attainment of specific business objectives that will result in a high level of Company performance, with corresponding increases in shareholder value and long-term wealth creation opportunities for the executive officer, while at the same reducing the risk of loss of top executive talent to competitors.
     The various components of the compensation packages for the executive officers are described in more detail below. Those components are weighted heavily toward performance-based pay for both the 2008 and 2009 fiscal years and also represent the principal elements of compensation in the employment agreements the Company entered into with the two executive officers who joined the Company during the 2008 fiscal year. Several of the named executive officers have, in negotiating their employment agreements with the Company, opted to receive total cash compensation at less than the 50th percentile for their comparable position at the peer group and instead receive a compensation package in which their total direct compensation is more heavily weighted in long-term equity incentives. The total direct compensation for each of the named executive officers was within the targeted 75th percentile for his comparable position at the peer group companies, except that if certain other market survey data is taken into account with respect to general counsel positions, the total direct compensation for Mr. Moya as General Counsel was 15%

above the 75th percentile for all the surveyed companies. The following summary analysis reflects the performance-based nature of the compensation packages provided the Company’s executive officers when their base salary is compared to their total direct compensation, including the performance-based components comprised of their incentive bonus potential and long-term equity incentives:
     2008 Fiscal Year Compensation. When the average annualized value of the equity compensation awards made during the 2007 fiscal year (as measured in terms of their SFAS 123(R) accounting cost to the Company as discussed in Section IX below) is taken into account for the 2008 fiscal year and added to the annual target bonuses for that fiscal year, the aggregate base pay for Dr. Sperling and Messrs. Cappelli, D’Amico and Moya for fiscal year 2008 comprised on average approximately 14% of the value of the aggregate compensation opportunities (base pay, target bonus and annualized long-term equity incentives) provided them for that year. That percentage was in contrast to approximately the 25% ratio of base salary to aggregate compensation opportunities for comparable positions at the comparator companies identified in Section III.C below, based on 2007 calendar year market data derived from proxy statement disclosures for those companies and other relevant survey data and calculated at the median level of the compensation data provided for such positions. The foregoing comparison, however, does not include the average annualized value of the RSU awards made to Messrs. Cappelli and D’Amico to compensate them for the compensation opportunities they forfeited when they left their former employers. With respect to the Company’s other executive officers (other than the new Chief Executive Officer), base pay comprised approximately 25% of their projected total compensation opportunities for the 2008 fiscal year. This was in contrast to approximately 37% for comparable positions at the comparator companies, based on the same 2007 calendar year market data used for the named executive officers above.
     2009 Fiscal Year Compensation. When the same analysis and market data comparisons are applied to the 2009 fiscal year, the aggregate base pay for Dr. Sperling and Messrs. Cappelli, D’Amico and Moya for fiscal year 2009 is projected to comprise on average approximately 13% of the value of their aggregate compensation opportunities for that year (base pay, target bonus and annualized long-term equity incentives). With respect to the Company’s other executive officers (other than the new Chief Executive Officer), base pay comprises approximately 21% of their projected total compensation opportunity for the 2009 fiscal year.
     Accordingly, the pay mix for both the 2008 and 2009 fiscal years is consistent with the overall pay-for-performance philosophy for the executive officers. The same philosophy also governed the employment agreements which the Company entered into with the two executive officers who joined the Company during the 2008 fiscal year, as is illustrated in the following summaries of those two agreements:
     Chief Executive Officer Compensation. In July 2008, the Company entered into a four-year employment agreement (with an automatic renewal feature) with Mr. Edelstein to serve as the Company’s Chief Executive Officer. The agreement was the result of extensive arm’s-length negotiations between the Company and Mr. Edelstein in which the Compensation Committee took an active role. The objective of the Compensation Committee in structuring Mr. Edelstein’s compensation package was to set his cash compensation level (base salary and target bonus) in a fair and equitable relationship to the cash compensation arrangements for the Company’s other senior executive officers and to set his total direct compensation package (exclusive of the RSU award made to compensate him for the unvested equity-based awards he forfeited upon his termination of employment with his former employer) at below the 75th percentile of the compensation level in effect for chief executive officers at the peer group. The compensation package for Mr. Edelstein includes a pay mix, comprised primarily of base salary, a performance-based bonus opportunity and long-term equity incentive awards, that is consistent with the Company’s pay-for-performance policy. Mr. Edelstein’s compensation is discussed in more detail in the section of this Compensation Discussion and Analysis entitled “Compensation Decisions — Details.”
     General Counsel Compensation. On August 31, 2007, the Company entered into a four-year employment agreement (with an automatic renewal feature) with Mr. Moya to serve as the Company’s General Counsel. The compensation package provided Mr. Moya, with its base salary, target bonus and long-term equity components, was structured to reflect the Company’s pay-for-performance philosophy. Based on the 2007 calendar year market data derived from proxy statement disclosures for the comparator group and other relevant survey data, Mr. Moya’s compensation package was below the 75th percentile for general counsel positions reported in the proxy statements of the comparator companies and approximately 15% above the 75th percentile for such position when such proxy statement data is combined with other surveyed market data for the general counsel position. Mr. Moya’s compensation is discussed in more detail in the section of this Compensation Discussion and Analysis entitled “Compensation Decisions — Details.”
     Mr. Mueller, the former President of the Company who resigned in June 2008, forfeited his 2008 fiscal year bonus opportunity and the long-term equity incentive awards made to him for that year (stock options for 668,000 shares of the Company’s Class A Common Stock vesting over 4 years and RSUs covering an additional 100,000 shares of Class A Common Stock subject to performance-vesting and service-vesting requirements). Mr. Mueller forfeited options for an additional 95,000 shares granted to him prior to the 2008 fiscal year and was not paid any severance benefits in connection with his resignation. His compensation for service during the 2008 fiscal year was primarily limited to base salary for that period and accrued vacation pay in the combined amount of $455,128. Accordingly, he earned approximately 10% of his projected total compensation opportunity for the 2008 fiscal year based on the annualized value of his long-term equity awards and his 2008 fiscal year bonus potential.
C. Pay Levels and Benchmarking
     The overall compensation level for each executive officer is determined by a number of factors, including the individual’s duties and responsibilities within the Company, his or her experience and expertise, the compensation levels for peers within the Company, compensation levels in the marketplace for similar positions, performance of the individual and the Company as a whole, and the level of compensation necessary to retain the individual or to recruit such individual in the case of a new hire. In determining the appropriate compensation package for each executive officer, the Compensation Committee considers all the various forms of executive compensation and benefits provided by the Company.
     In order to determine competitive compensation practices, the Compensation Committee relies on compensation data provided by Pearl Meyer & Partners. The data is derived principally from surveys of compensation practices of comparable companies, including general survey data and data developed from public filings by selected companies that the Compensation Committee considers appropriate comparators for the purposes of developing executive compensation benchmarks. The selection of the comparator companies is periodically reviewed by the Compensation Committee.
     During the 2007 fiscal year, the Compensation Committee worked with its independent compensation consultant to formulate a new list of comparator companies for the purpose of benchmarking executive compensation. The new comparator group that resulted was no longer comprised of publicly-held for-profit educational institutions, because those prior peer group institutions were much smaller than the Company in terms of revenue and market capitalization.

However, the Compensation Committee does on occasion continue to review market data for those companies when making compensation decisions. The new comparator group is comprised of companies in other industries that are similar in size to the Company in revenue and market capitalization. In determining the new comparator group, the Compensation Committee looked for those companies which would likely have, on the basis of their business models, executive officers with skill sets that the Compensation Committee believed were important for the Company’s executive officers to possess. For potential inclusion in the peer group, the Compensation Committee focused on similarly-sized, highly-successful service-based businesses that met one or more of the following criteria: sophisticated brand management experience; significant marketing/advertising experience (including the use of Internet marketing); experience with large employee populations; Internet-related content and transaction experience; nationwide retail presence; or consumer, rather than business, service experience. Initially, companies were selected from the consumer, commercial and financial-services industries based on revenue (generally between $1 and $3 billion) and high price-to-sales multiples. The actual companies included in the comparator group were selected on the basis of the criteria listed above.
     As part of the selection process during the 2007 fiscal year, the Compensation Committee also compared the financial results of the selected peer group companies against the Company’s financial performance. The Company’s one-year performance (for the fiscal year ended August 31, 2006) was above the peer group median for some measures (operating margin and return on equity) and below the peer group median for other measures (revenue growth, operating income growth, and net income growth). Over a five-year period, however, the Company performed at the 75th percentile or above when measured against those companies with respect to all five measures. Total shareholder return over the one, three and five-year periods ending March 30, 2007 was, however, below median (in that regard, it should be noted that the Company’s share price at March 30, 2007 was $43.90, which is substantially below its current price).
     The selection process resulted in the establishment of the following comparator group whose compensation levels were, together with other relevant survey data, used by the Compensation Committee for benchmarking purposes for 2008 fiscal year compensation decisions made prior to April 2008:

Autodesk, Inc.	Intuit, Inc.
E*Trade Financial Corp.	Laboratory Corp. of America Holdings
Expedia, Inc.	Sabre Holdings Corp.
Expeditors Int’l of Washington, Inc.	TD Ameritrade Holding Corp.
Fiserv, Inc.	The E.W. Scripps Co.
International Game Technology	The Washington Post Co.
     In April 2008, the Compensation Committee reviewed the appropriateness of the peer group and decided to eliminate Sabre Holdings Corp. (because it had been acquired) and E*Trade Financial Corp (because of its deteriorating financial condition). To the ten remaining companies in the peer group, the Compensation Committee decided to add several other comparator companies in order to limit the influence of companies whose compensation levels might not be truly indicative of the market and to avoid the need to modify the peer group for the 2009 fiscal year. The Compensation Committee reviewed companies whose revenue, market capitalization and price to sales ratio were similar to the Company and then selected seven of those companies with non-financial criteria similar to the criteria described above for the initial peer group companies. Accordingly the Compensation Committee selected the following additional companies for inclusion in the revised and expanded peer group:

American Capital Strategies Ltd	Moody’s Corp.
CA, Inc.	Paychex, Inc.
Interactive Brokers Group, Inc. Wynn Resorts Ltd	Symantec Corp.

     The Company’s financial performance, when compared to that of the revised peer group, may be summarized as follows. For the period ended August 31, 2008, the Company’s performance was approximately at or above the revised peer group median for one-year and five-year average operating margins and for one-year operating income growth and approximately at or above the 75th percentile of the revised peer group for one-year and five-year revenue growth and return on equity as well as for one-year net income growth. Operating income and net income growth for the five year period were below the median of the revised peer group results. The Company’s total shareholder return for the one-year period ended August 29, 2008 was at the 75th percentile of the peer group. For the three and five-year periods ended August 29, 2008, the Company’s total shareholder return was below the revised peer group median.
     For benchmarking purposes, the Compensation Committee examined the relationship of each executive officer’s base salary, target annual incentive bonus and long-term equity incentive awards to the comparable market data at the 50th and 75th percentiles. Accordingly, in making compensation decisions for the named executive officers, the Compensation Committee’s general objective was to set target total cash compensation (base pay plus target bonus) at approximately the 50th percentile of the survey data and target total compensation (which includes the annualized value of long-term equity awards as measured in terms of their SFAS 123(R) accounting cost) at approximately the 75th percentile of the survey data. Actual compensation decisions for the named executive officers were, however, influenced by a variety of additional factors, including the internal pay relationships within the Company’s executive officer group, individual performance, the need to attract, motivate and retain an experienced and effective management team and the negotiations that led to the hiring of new named executive officers during the year.
     It is also important to note the value of the large equity grants (stock options and RSU awards) that were made in the 2007 fiscal year as multi-year equity awards for Dr. Sperling and Messrs. Cappelli and D’Amico, when measured in terms of the Black-Scholes formula utilized for comparative compensation purposes, increased substantially during the compensation setting process for those individuals (which extended over several months during the 2007 fiscal year) as a result of increases in the stock price of the Company’s Class A Common Stock during that period. Consequently, the target total cash compensation for Dr. Sperling and Messrs. Cappelli and D’Amico remained at or below the 50th percentile, but their target total direct compensation for the 2008 fiscal year increased to a level above the 75th percentile or lower of the survey data, primarily as a result of the higher annualized value of those multi-year awards due to the higher stock price. The Compensation Committee did not consider it appropriate to reduce the number of shares subject to the multi-year awards to be made to those three individuals below the level originally proposed for each of them, simply because the price of the Company’s Class A Common Stock had increased during the deliberative process.
     As mentioned earlier, the compensation packages for Messrs. Edelstein and Moya as reflected in their employment agreements were the result of arm’s-length negotiations but were structured in conformity to the Company’s pay-for-performance policy. Mr. Edelstein’s combined base salary and target bonus was below the 25th percentile of the cash compensation levels in effect for chief executive officers at the comparator group, and his total direct compensation (exclusive of the RSU award intended to replace his forfeited equity awards with his former employer) was below the 75th percentile. Mr. Moya’s combined base salary and target bonus was at approximately the 50th percentile of the cash compensation levels in effect for general counsels at the comparator group, as reported in their 2007 calendar year proxy statements, and his total direct compensation was below the 75th percentile for general counsel positions, as reported in those proxy statements but approximately 15% above the 75th percentile when compared to other market data for general counsel positions.

D. Compensation Decisions — Details
     (1) Base Salary
     Base salaries are set at levels that are intended to reflect the individual’s position within the Company and his or her current and sustained performance results. As mentioned, however, this element of compensation is designed primarily to provide a level of economic security from year to year. Each executive officer’s base salary level is reviewed annually by the Compensation Committee, and adjustments may be based on factors such as the overall performance of the individual and his or her area of responsibility, any new duties and/or responsibilities assumed by such individual, his or her impact on strategic goals and length of service with the Company. However, there is no specific weighting applied to any one factor in setting the level of base salary, and the process ultimately relies on the subjective exercise of the Compensation Committee’s judgment. Although salaries are generally targeted at market median, based on the comparator group and other relevant compensation survey data (as discussed above), the Compensation Committee may also take into account the individual’s current level of base pay, duties that may go beyond his or her title and position, potential as a key contributor, and special recruiting situations.
     Base pay deliberations for the executive officers (other than Messrs. Edelstein and Moya) were conducted over a 3-month period between March and May of the 2007 calendar year and culminated in the Compensation Committee setting levels of base pay for executive officers at its May 30, 2007 meeting. The resulting base pay levels became effective as of September 1, 2007, the start of the 2008 fiscal year.
     The Compensation Committee determined base pay levels for the executive officers through a process that took into account recommendations of senior management and input with respect to those recommendations from its own compensation consultant. Such input, among other things, allowed the Compensation Committee to compare the proposed levels of base pay to market data with respect to comparable positions. The final levels of base pay that emerged as a result of such deliberative process were generally in the 50th percentile range, as determined by market data with respect to comparable positions.
     In addition, several of the named executive officers who appear in the Summary Compensation Table on Page 41 below were hired pursuant to employment agreements during the 2007 and 2008 fiscal years, and the level of salary to be in effect for those officers over the term of their employment agreements was determined as part of the overall negotiation process. The following named executive officers have employment agreements that specify their level of base salary:
     Dr. John G. Sperling. In December 1993, the Company entered into an employment agreement with Dr. John G. Sperling. The initial term of the employment agreement was for four years, but the agreement automatically renews for successive one-year periods thereafter. Effective March 1, 2006, the Compensation Committee increased Dr. Sperling’s annual salary to $850,000. This salary is subject to annual review by the Compensation Committee and was not increased for the 2008 fiscal year.
     Charles B. Edelstein. Mr. Edelstein is the Company’s Chief Executive Officer. His employment agreement, which became effective on August 26, 2008, has a term of four years and provides for a minimum annual base salary of $600,000.

     Gregory W. Cappelli. Mr. Cappelli is the Company’s Executive Vice President, Global Strategy and Assistant to the Executive Chairman. His employment agreement, which became effective on March 31, 2007, has a term of four years and provides for a minimum annual base salary of $500,000.
     Joseph L. D’Amico. Mr. D’Amico is the Company’s President, Chief Financial Officer and Treasurer. His employment agreement with the Company, which became effective on June 15, 2007, has a term of three years and provides for a minimum annual base salary of $500,000.
     P. Robert Moya. Mr. Moya is the Company’s Executive Vice President, General Counsel and Secretary. His employment agreement with the Company, which became effective on September 1, 2007, has a term of four years and provides for a minimum annual base salary of $400,000.
     (2) Annual Cash Bonus Programs
          Bonus Plan for the 2008 Fiscal Year.
     At its November 26, 2007 meeting, the Compensation Committee adopted a substantially revised annual bonus plan for the Company’s executive officers to be in effect for the 2008 fiscal year. Both senior management and the Compensation Committee extensively analyzed the 2007 fiscal year bonus plan and concluded that the interests of the Company and its shareholders were better advanced by designing a bonus program for all the executive officers that tied most of the bonus to financial targets that were intended to correlate directly with increases in shareholder value.
     With respect to the Company’s named executive officers (other than Mr. Edelstein) and Ms. Bishop, the Company’s Executive Vice President, External Affairs, the bonus program for the 2008 fiscal year was tied to the Company’s attainment of certain revenue and operating profit targets, subject to a potential 20% reduction as described below. Specifically, there was first established a target bonus for each of those named executive officers. The target bonus was set at 100% of base pay, except in the case of Ms. Bishop whose target bonus was set at 50% of base pay.
     The actual bonus which each of these officers could earn for the 2008 fiscal year ranged from 0 to 200% of his or her annual target bonus. The actual percentage was determined on the basis of the Company’s attainment of the revenue and operating profit goals (as adjusted) that the Compensation Committee established for the 2008 fiscal year. Specifically, the target, threshold, and maximum goals were set at the following levels:

Goal	Threshold	Target	Maximum
Revenue Goal (50% weight)	$2,890 Million	$2,970 Million	$3,050 Million
Profit Goal (50% weight)	$742 Million	$777 Million	$813 Million
Pay-Out as % of Target Bonus	50%	100%	200%
     The goals represented revenue growth of approximately 6% at threshold, 9% at target, and 12% at maximum level, and operating profit growth of 5% at threshold, 10% at target, and 15% at maximum level, when compared to the Company’s financial performance for the 2007 fiscal year.
     To illustrate how the 2008 fiscal year bonus plan functioned, assume that the executive officer’s base pay for that year was $400,000 and the target bonus was 100% of base pay. $200,000 of that individual’s potential bonus would be based on attainment of the revenue target and the other

$200,000 would be based on attainment of the operating profit target. If the revenue target were attained at threshold level (so only 50% of the revenue component were payable at that level) and the operating profit objective were attained at maximum level (so that 200% of the profit component were payable at that level), the executive officer would be entitled to a potential bonus of $500,000 ($100,000 plus $400,000), prior to any reduction that the Committee may decide to make on the basis of its assessment of such executive officer’s performance. No bonus would be awarded for a particular component unless there was at least threshold level attainment of that component. For attainment between threshold and maximum, the payout would be determined by straight-line interpolation.
     The plan provided for certain adjustments in computing revenue and operating profit for the 2008 fiscal year. With respect to the revenue target, revenue attributable to companies acquired during the 2008 fiscal year was excluded. With respect to the operating profit component, the following amounts were excluded: stock-based compensation expense accrued pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004) “Share Based Payment” and any other GAAP expense related to equity compensation awards for the 2008 fiscal year; all acquisition costs expensed for the 2008 fiscal year; income or loss attributable to entities acquired during the 2008 fiscal year; any extraordinary, nonrecurring items as determined in accordance with APB Opinion No. 30; and all amounts (including settlement payments, legal fees, costs and other litigation/settlement expenses) expensed during the 2008 fiscal year in connection with the settlement of the litigation matters referred to in Item 3 of the Company’s 10-K for fiscal year 2007.
     In addition, the Compensation Committee reserved its discretion to reduce the bonus otherwise payable to each named executive officer and Ms. Bishop by an amount up to 20%. The factors that could be taken into account for each executive officer included an assessment of his or her performance in relation to the strategic goals of the Company (including, in the case of Mr. D’Amico, whether any material weaknesses were identified in the independent auditor’s assessment of the Company’s internal controls over financial reporting) and whether one of the performance metrics had been achieved at less than threshold.
     A similar bonus plan for the 2008 fiscal year was established for all other executive officers. However, there were two main differences:
     First, the plan for the other executive officers was based on two six-month cycles, that is, the determination of the bonus payable for the first half of fiscal 2008 was determined on the basis of the level at which the revenue and operating profit targets established for that period were attained. The potential bonus for the second half of fiscal 2008 was computed similarly based on the revenue and operating profit targets set for that particular period.
     Second, because the participants had more precisely defined areas of responsibility, specific individual performance goals were established for them. Such goals were established for both the first and second half of fiscal 2008. The bonus otherwise payable to these officers could, accordingly, be reduced by up to 20% (or up to 50% in the case of two individuals), depending upon the Compensation Committee’s evaluation of the performance of those participants against their specific goals.
     The Company’s revenue and operating income (subject to the adjustments summarized above) for the 2008 fiscal year were each above the maximum level established under the 2008 fiscal year bonus plan. Revenue for such fiscal year was above $3.1 billion, when compared to the $3.05 billion maximum level established under the plan, and the Company’s operating income was in excess of $825 million, when compared to the $813 million maximum level set under the plan. Based on the financial results and each such executive officer’s performance for the year, the Compensation Committee decided not to exercise its discretion to reduce the bonus payment of any named executive officer who participated in the plan for the 2008 fiscal year. Accordingly, each named executive officer who participated in plan for the 2008 fiscal year received a bonus payment for that year equal to 200% of his target amount.
     For the executive officers who participated in the semi-annual bonus program for the 2008 fiscal year, the financial performance goals, as measured in terms of revenue and operating income (subject to the adjustments summarized above) were attained at maximum level for each semi-annual period. However, the bonus awards for several participants in this program were reduced because of the failure of those individuals to meet all of their personal performance goals at target level. Accordingly, for the second half of the 2008 fiscal year, three participants earned bonuses ranging from 78% to 92% of their maximum potential bonus amount.
          Bonus Plan for the 2009 Fiscal Year.
     At its November 26, 2008 meeting, the Compensation Committee approved the incentive bonus program for the 2009 fiscal year and set the performance targets that will be in effect for that program. The structure is basically the same as the 2008 fiscal year plan, except for the new performance targets that were set for 2009 fiscal year revenue and operating profit and the elimination of the semi-annual bonus period for executive officers other than the named executive officers.
     Accordingly, with respect to the Company’s named executive officers (other than the departed Mr. Mueller), the bonus program for the 2009 fiscal year is tied to the Company’s attainment of the established revenue and operating profit targets for that year, subject to the potential 20% reduction described below. As was the case with the 2008 fiscal year program, the target bonus for each of those named executive officers was set at 100% of base pay.
     The actual bonus which each of these officers may earn will range from 0 to 200% of his annual target bonus. The actual percentage will be determined based on the Company’s attainment of certain revenue and operating profit goals (as adjusted) which the Compensation Committee established for the 2009 fiscal year. Specifically, the target, threshold, and maximum goals were set at the following levels:

Goal	Threshold	Target	Maximum
Revenue Goal (50% weight)	$3,517 Million	$3,706 Million	$3,800 Million
Profit Goal (50% weight)	$952 Million	$994 Million	$1,037 Million
Pay-Out as % of Target Bonus	50%	100%	200%
     The goals are based on approximate revenue growth of 12% at threshold, 18% at target, and 21% at maximum level, and operating profit growth of 11.4% at threshold, 16.4% at target, and 21.4% at maximum level, when compared to the Company’s financial performance for the 2008 fiscal year. The goals have been set solely for purposes of compensating the named executive officers under a program consistent with the Company’s pay for performance philosophy and do not necessarily reflect the Company’s anticipated or projected financial results for the 2009 fiscal year and are not intended to serve as guidance to the market.
     As was the case with the 2008 fiscal year plan, the 2009 plan provides for certain adjustments to the calculation of the applicable revenue and operating profit targets. With respect to the revenue target, revenue attributable to companies acquired during the 2009 fiscal year will be excluded. With respect to the operating profit component, the following amounts will be excluded: stock-based compensation expense accrued pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004) “Share Based Payment” and any other GAAP expense related to equity compensation awards for the 2009 fiscal year; all expense accrued for such fiscal year with respect to the bonuses that become payable under the Company’s various bonus plans; income or loss attributable to entities acquired during the 2009 fiscal year; any extraordinary, nonrecurring items as determined in accordance with APB Opinion No. 30; and all amounts (including settlement payments, legal fees, costs and other litigation/settlement expenses) expensed during 2009 in connection with the litigation matters listed in Note 7 to the Company’s Consolidated Financial Statements for the fiscal year ended August 31, 2008 and incorporated by reference into Item 3 of the Company’s 10-K for that fiscal year. Amounts expensed during the 2009 fiscal year that are attributable to litigation matters first arising during that fiscal year will not be excluded, unless they relate to events occurring before January 1, 2007.
     In addition, the Compensation Committee has once again reserved discretion to reduce the bonus otherwise payable to the named executive officers by an amount up to 20%. The factors to be taken into account for each such executive officer include the Committee’s assessment of such individual’s performance in relation to the Company’s strategic goals for the 2009 fiscal year, as those goals are formulated and developed from time to time during the year (including, in the case of Mr. D’Amico, whether any material weaknesses are identified in the independent audit of the Company’s internal controls over financial reporting for the 2009 fiscal year) and whether one of the performance metrics is achieved at less than threshold level. In making such assessment with respect to the named executive officers other than Mr. Edelstein, the Compensation Committee will also take into account the annual performance evaluations submitted by Mr. Edelstein with respect to those individuals.
     For the other executive officers participating in the 2009 fiscal year bonus program, the financial metrics and other parameters are substantially the same, and the Committee may reduce the potential bonus amounts by up to 20% based on its assessment of individual performance. For Dr. Pepicello, the President of the University of Phoenix, the potential bonus amount based on Company performance may be reduced by up to 50% in the event he fails to attain goals related to academic quality established for him for the 2009 fiscal year.
     (3) Long-Term Incentives
     During 2007 the Compensation Committee undertook an extensive examination of the relative advantages and disadvantages of using stock options as the exclusive long-term equity incentive vehicle for executive officers. The Compensation Committee determined that several features made it desirable to introduce restricted stock units (“RSUs”) as a component of the long-term equity compensation provided the executive officers. Those factors included:
     (i) the significant accounting charges that result from stock options and the lack of a direct correlation between those accounting charges and the actual value delivered to the executive officers, and
     (ii) the fact that grants limited solely to stock options do not serve as a meaningful retention vehicle unless the market price of the Company’s’ Class A Common Stock rises above the exercise price.
     Such considerations led the Compensation Committee to conclude that long-term incentives should be delivered to executive officers through a combination of stock options and RSU awards. Accordingly, the long-term equity incentives for the 2007 fiscal year were generally split between options and RSU awards, with 2/3 of the value delivered through options.

     For the 2007 fiscal year, the Compensation Committee decided to structure the long-term incentive awards as multi-year grants that would be in lieu of a series of separate grants made to the executive officers over the next several years. The Compensation Committee thought such large, multi-year awards were appropriate in the light of certain significant events that had occurred over the 18-month period preceding those grants, including the need to restate the Company’s prior financial statements and delay the release of current financial statements, significant litigation against the Company, and the resignation of several non-employee directors and executive officers associated with those events. Under those particular circumstances, the Compensation Committee concluded that a multi-year grant was both a proper form of incentive and a signal that the Company had transitioned to a more stable environment. A multi-year grant was also considered more consistent with the structure of the stock option grant made to Mr. Cappelli under the terms of his employment agreement. Accordingly, in computing the size of the grants, the Compensation Committee utilized market data for the comparator group to compute the size of the grants for Dr. Sperling and Mr. Mueller based on the annual grants that would otherwise be made to them over a four-year period and to size the grants for the other executive officers to those that would have otherwise been made to them over a two-year period.
     Mr. D’Amico’s grant was determined as part of the negotiation process surrounding his employment agreement and was also structured as a multi-year grant measured over a three-year period of employment. The grants that were made to Messrs. Edelstein and Moya in connection with their commencement of employment with the Company are also multi-year grants, measured over a four-year period for Mr. Edelstein and a two-year period for Mr. Moya, and are also comprised of stock option and RSU components.
     In determining the size of the multi-year grants made to the executive officers, the Compensation Committee took into account the levels of long-term incentive compensation and total compensation provided to executive officers at the peer group companies. The Compensation Committee also considered it important in sizing the grants that no defined pension benefits or other retirement benefits are provided to the executive officers (except Dr. Sperling), other than the 401(k) Savings Plan available to all Company employees, and that for most executive officers of the Company the long-term incentive awards are intended to serve as the primary source for the accumulation of sufficient resources to fund their retirement income. In addition, the executive officers will need to retain a significant portion of the shares acquired through their long-term awards in order to comply with the stock ownership guidelines discussed below in Section VIII.
     Because of the multi-year grants made to the named executive officers in the 2007 fiscal year, no new equity awards were made to them during the 2008 fiscal year. However, the following grants were made to Messrs. Edelstein and Moya in connection with their commencement of employment with the Company:
     (i) Mr. Edelstein was granted an option for 1,000,000 shares of the Company’s Class A Common Stock on his August 26, 2008 start date. The option has an exercise price of $62.51 per share.
     (ii) On October 31, 2008, Mr. Edelstein received (i) a RSU award for an additional 71,213 shares of Class A Common Stock that was intended to compensate him for certain equity-based awards he forfeited upon termination of employment with his former employer, with the exact number of those shares determined pursuant to the formula provisions of his employment agreement with the Company, and (ii) a second RSU award for another 8,000 shares of the Company’s Class A Common Stock.

     (iii) On September 1, 2007, Mr. Moya received a stock option grant for 110,000 shares of the Company’s Class A Common Stock with an exercise price of $58.67 per share and a RSU award covering an additional 17,000 shares of Class A Common Stock.
     (a) Option grants
     In general, the stock option grants made to the executive officers during the 2007 fiscal year and the option grants made to Messrs. Edelstein and Moya in connection with their commencement of employment during the 2008 fiscal year will vest in four equal annual installments over a four-year period of service measured from the grant date (or, for Messrs. Edelstein, Cappelli and Moya, over a four-year period measured from their respective hire dates) and will have a maximum term of six years. The option grant made to Mr. D’Amico will vest in three equal annual installments over a three-year period measured from his July 15, 2007 employment commencement date and will have a maximum term of four years. All options will immediately vest upon certain changes in control or ownership of the Company, and the options awarded to certain executive officers have additional vesting acceleration provisions tied to the termination of their employment under certain circumstances. Otherwise, the unvested portion of the option will be forfeited upon the executive officer’s cessation of employment prior to the completion of the applicable vesting schedule.
     (b) RSU grants
     Each awarded RSU represents the right to receive a share of the Company’s Class A Common Stock when the vesting requirements for that unit have been satisfied. The RSUs awarded to the executive officers during the 2007 fiscal year, including the RSU awards made to Messrs. Cappelli and D’Amico pursuant to their employment agreements, and the RSU award made to Mr. Moya at the start of the 2008 fiscal year pursuant to his employment agreement have both performance-vesting and service-vesting components. Accordingly, none of the awarded RSUs would have vested unless the Company’s net income, after tax expense, for the 2008 fiscal year was at least $250 million, excluding all acquisition costs and other extraordinary items. That performance-vesting target was attained and qualified those RSUs as performance-based compensation that is not subject to the deduction limitations of Section 162(m) of the Internal Revenue Code (see Section IX below for a discussion of those limitations). Under the service component of the RSU award, each of the executive officers will, in general, vest in his or her RSU award in four equal installments over a four-year period of service measured from September 1, 2007 (or, for Messrs. Cappelli and Moya, over a four-year period measured from their respective hire dates and, for Mr. D’Amico, over a three-year period measured from his hire date). However, none of those RSU awards vested prior to the August 31, 2008 completion date of the performance period. All of the RSUs will immediately vest upon certain changes in control or ownership of the Company, and certain executive officers have additional vesting acceleration provisions tied to the termination of their employment under certain circumstances.
     The RSUs awarded to Mr. Edelstein pursuant to his employment agreement also have both performance-vesting and service-vesting components. Accordingly, none of his RSUs will vest unless the Company’s net income, after tax expense, for the 2009 fiscal year is at least $250 million, excluding all acquisition costs, certain litigation expenses and settlements and other extraordinary items. The performance-vesting target will allow his RSUs to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. If the performance goal is achieved, then Mr. Edelstein will generally vest in his award in two 40% installments and one 20% installment over a three-year period of service measured from his August 26, 2008 employment commencement date. However, all the RSUs will immediately vest upon certain changes in control or ownership of the Company upon the termination of his employment under certain specified circumstances.

(4) 2009 Fiscal Year Equity Awards
     Following the close of the 2008 fiscal year, the Compensation Committee authorized certain equity incentive awards for two of the named executive officers to recognize the special contributions they have each made to the Company’s financial success and management stability over the past few years and, with respect to Mr. D’Amico, to compensate him for the increased level of responsibility he assumed in connection with his recent promotion to President of the Company. The 2009 fiscal-year awards may be summarized as follows:
     Dr. Sperling. In recognition of Dr. Sperling’s exceptional dedication and commitment to the Company and his substantial contribution to the Company’s growth and financial success, the Compensation Committee pre-authorized an equity incentive award for him with an aggregate value of $1.425 million based on a Black-Scholes valuation formula calculated as of October 17, 2008. The actual award was made on October 31, 2008, on the third business day following the filing of the Company’s Form 10-K for the fiscal year ended August 31, 2008, and was comprised of both stock options and RSU components. Dr. Sperling stock options cover 25,820 shares of the Company’s Class A Common Stock with an exercise price of $69.51 per share, the fair market value per share on the October 31, 2008 grant date, and have a maximum term of 6 years. The options will vest and become exercisable in three (3) successive equal annual installments upon his completion of each year of service with the Company over the three-year period measured from September 1, 2008. In addition, Dr. Sperling was also awarded on October 31, 2008, RSUs covering an additional 10,251 shares of Class A Common Stock. The RSU award has both performance-vesting and service-vesting components. Accordingly, none of the RSUs will vest unless the Company’s net income, after tax expense, for the 2009 fiscal year is at least $250 million, excluding all acquisition costs, certain litigation expenses and settlements and other extraordinary items. If the performance goal is achieved, then Dr. Sperling will vest in his award in three (3) successive equal annual installments upon his completion of each year of service with the Company over the three-year period measured from September 1, 2008. However, all the RSUs will immediately vest upon certain changes in control or ownership of the Company.
     It should be noted that the actual SFAS 123(R) accounting cost of Dr. Sperling’s award, together with the award described below for Mr. D’Amico, was measured on the October 31, 2008 grant date and was based on the Black-Scholes valuation of the stock option component calculated as of that grant date. Accordingly, the October 17, 2008 valuation formula was utilized solely for purposes of sizing the option grant component of the awards made to Dr. Sperling and Mr. D’Amico. The actual expense to be recognized for these awards under SFAS 123(R) will differ from these estimates.
     The value of the October 31, 2008 grants made to Dr. Sperling, when measured in terms of their expected SFAS 123(R) financial accounting cost, brought Dr. Sperling’s total direct compensation for the 2009 fiscal year to approximately the 75th percentile for executive chairman of the board positions at the companies surveyed by the Compensation Committee’s independent consultant.
     Mr. D’Amico. The Compensation Committee also authorized an equity award for Mr. D’Amico in recognition of his appointment as President following Mr. Mueller’s resignation and the additional duties and responsibilities Mr. D’Amico has undertaken in his new role. The equity award had an aggregate value of $1.525 million based on a Black-Scholes valuation formula calculated as of October 17, 2008. The actual award was made on October 31, 2008 and was comprised of both stock options and RSU components. The stock options cover 42,519 shares of the Company’s Class A Common Stock with an exercise price of $69.51 per share and have a maximum term of 4 years. Half of the options will vest and become exercisable upon Mr. D’Amico’s continuation in the Company’s employ through June 15, 2009, and the remaining fifty percent will vest and become exercisable upon his continuation in the Company’s employ through June 15, 2010. Mr. D’Amico’s RSU award covers an additional 7,314 shares of Class A Common Stock. The RSU award has both performance-vesting and service-vesting components. Accordingly, none of the RSUs will vest unless the Company attains the same $250 million net income target that is in effect for Dr. Sperling’s RSU award. If that performance goal is achieved, then Mr. D’Amico will vest in one half of the RSU award on August 31, 2009, provided he continues in the Company’s employ through that date, and he will vest in the balance of the RSU award upon his continuation in the Company’s employ through June 15, 2010. However, all the RSUs will immediately vest upon certain changes in control or ownership of the Company or should his employment terminate under certain circumstances.
     The value of the grants made to Mr. D’Amico on October 31, 2008, as measured in terms of their expected SFAS 123R financial accounting cost, brought Mr. D’Amico’s total direct compensation for the portion of the 2009 fiscal year ending June 1, 2009 to approximately the 75th percentile of the compensation paid to chief operating officers of those companies in the comparator group that have such an executive officer position.
     Accordingly, the foregoing awards made to the two named executive officers, when the SFAS 123R accounting cost of those awards is annualized over the applicable vesting period, will bring the estimated total direct compensation of those individuals for the 2009 fiscal year to the following percentile levels for their comparable positions at the comparator group:

Name	% Above (Below) 75th Percentile
Dr. Sperling	3%

Mr. D’Amico	0%
     While the total direct compensation of each of the Company’s named executive officers is at approximately the 75th percentile for the comparable position per executive officer at the comparator group, the total direct compensation for those named executive officers, when measured on an aggregate basis, is at approximately the 90th percentile of the total direct compensation paid in the aggregate to the named executive officers at the comparator group. The higher aggregate level of compensation is due to the fact that the executive structure of the Company, with an executive chairman of the board, a chief executive officer, a president and two executive vice presidents, differs from the organizational structure of the companies in the comparator group. However, it remains the stated compensation philosophy of the Compensation Committee to maintain the total direct compensation of each individual executive officer at approximately the 75th percentile of his or her comparable position at the comparator group.
(5) Other Executive Benefits, including Perquisites and Retirement Benefits
     Executives are entitled to the same employee benefits generally available to all full-time employees (subject to the satisfaction of applicable minimum service requirements). Such benefits include vacation and health and welfare benefits generally available to all employees and participation in the Company’s 401(k) Savings Plan and Employee Stock Purchase Plan.
     In addition, certain perquisites are made available to several of our named executive officers, including the use of Company-provided automobiles (including reimbursement of fuel and maintenance costs), reimbursement of expenses incurred for personal tax planning, housing allowances, reimbursement of certain personal travel expenses and the use of Company-chartered aircraft for personal travel by the executive officer and his family members. In light of the important contributions which Dr. Sperling and Mr. D’Amico have made to the Company and are expected to continue to make in the future and in the context of their overall compensation packages, the Company believes that the personal travel perquisites provided to those two named executive officers represent reasonable costs to the Company. In addition, the monthly living expense allowance provided to Mr. Edelstein and the reimbursement of his commercial airfare costs in commuting to the Company’s headquarters in Phoenix, AZ are also reasonable expenditures incurred by the Company to assure that Mr. Edelstein will be present at the Company’s headquarters as often as necessary or appropriate to assure the successful management of the Company’s business operations and the implementation of strategic objectives on both a domestic and global basis. The Company also believes that the remaining perquisites currently provided to its named executive officers are common among the senior executives of the companies with which the Company competes for executive talent. In addition, the use of such perquisites (in lieu of salary increases to compensate for the loss of those benefits) avoids the increased costs that would otherwise occur with respect to certain other benefits with values that vary with the level of an executive’s base salary. Further details regarding these various benefits are contained in the Summary Compensation Table and accompanying footnotes that appear later in this Information Statement.
     During the 2008 fiscal year, the Company adopted a formal policy governing both business and personal use of Company-chartered aircraft. The policy imposes a number of conditions and requirements on the executive officers who use such aircraft for business or personal reasons, including the need for pre-approval of all such flights and the appointment of a responsible executive for each such flight. One major purpose of the policy is to assure that all personal use of Company-provided aircraft is carefully monitored, properly recorded and accurately reported as taxable income to the executive officer (except under those circumstances where such use qualifies as a non-taxable fringe benefit).
     The Company believes that such executive benefits and programs provide a valuable recruiting and retention mechanism for its executive officers and enable the Company to compete more successfully for qualified executive talent.
F. Conclusion
     The final level and mix of compensation determined by the Compensation Committee for the named executive officers for the 2008 fiscal year was considered within the context of both the objective data derived from its competitive assessment of compensation and performance at the comparator group, as well the subjective factors outlined above. The Compensation Committee believes that total compensation package for each of the named executive officers represents a competitively sized and valued package that is based primarily on objective comparative data, even in those instances where subjective factors may have influenced the Compensation Committee with respect to certain compensation decisions.
IV. Timing of Equity Grants
     During the 2008 fiscal year, the Compensation Committee Charter was amended to impose additional limitations on the dates on which equity awards may be made and to preclude the repricing of outstanding stock options. Specifically, the amended charter currently provides:
•	All equity awards made by the Committee (other than new hire grants) will occur or otherwise become effective: (i) during a window period beginning with the second and ending no later than the tenth business day following the release of the annual or quarterly financial results or the release of any other significant information relating to the Company’s operations, financial condition or business; (ii) on a date fixed by the Committee at least ninety days in advance; (iii) on one of two fixed and pre-determined award dates six months apart; or (iv) for formulaic grants to faculty members, on the last business day of January each year.

•	Any grant made to a new hire will become effective on any of the following dates specified by the Committee at the time the grant is authorized: (i) on the first trading day of the month following the date that the individual commences employment; (ii) on the date of the individual’s actual commencement of employment; or (iii) on the date the grant is approved by the Committee (provided the grant in such instance does not have an effective date prior to the date of the individual’s actual commencement of employment).

The Committee will not authorize the reduction of the exercise price of any outstanding stock options (other than to reflect changes in the Company’s capitalization effected without the receipt of consideration) or the exchange of outstanding stock options for new options with lower exercise prices.
V. Adjustment or Recovery of Awards
     The Company has no specific policies to adjust or recoup prior awards. However, under Section 304 of the Sarbanes-Oxley Act of 2002 (also known as the Public Company Accounting Reform and Investor Protection Act of 2002), if the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the Securities and Exchange Commission may bring enforcement actions against the Company’s Chief Executive Officer and Chief Financial Officer to require them to reimburse the Company for (1) any bonus or other incentive-based or equity-based compensation received by them during the 12-month period following the first public issuance of the non-complying document, and (2) any profits realized by them from sales of Company securities during that 12-month period.
VI. Consideration of Prior Amounts Realized
     The Company’s philosophy is to reward the executive officers for future performance. Accordingly, compensation gains realized by the executive officer from prior equity awards (such as prior option gains or value derived from the vesting of restricted stock unit awards made in prior years) are not considered in setting future compensation levels.
VII. Employment Agreements and Post-Termination Payments
A. Employment Agreements and Severance Arrangements
     The Company has employment agreements with the following named executive officers: Dr. Sperling and Messrs. Edelstein, Cappelli, D’Amico and Moya. These agreements are summarized in the section of the Information Statement below entitled “Employment Agreements,” and the severance arrangements contained in those agreements are summarized in the section of the Information Statement below entitled “Potential Payments upon Termination or Change in Control.” The Company also has an existing employment agreement and severance arrangement with Mr. Wrubel, Vice President of Marketing, but does not maintain employment agreements or severance arrangements with any executive officers other than those named above.
     The employment agreement with Dr. Sperling was originally executed in December 1993 and has been continually renewed through successive one-year extensions since the expiration date of the original term in December 1997. The employment agreements with Messrs. Edelstein, Cappelli, D’Amico and Moya were each the result of arm’s-length negotiation between the Company and the executive officer, and the compensation packages provided under those agreements were determined by the Compensation Committee to be fair and reasonable on the basis of the comparative compensation data provided by its independent compensation consultant.
B. Retirement Programs
     The only broad-based employee program maintained by the Company to provide retirement benefits is the Company’s 401(k) Savings Plan, a defined contribution plan. However, the Company has entered into a defined-benefit type retirement arrangement with Dr. Sperling which is described below under “Executive Compensation, Pension Benefits.”

C. Payments Due Upon Termination and/or a Change in Control
     The Company’s equity compensation plans provide for accelerated vesting of all outstanding options and RSUs in the event of certain changes in control of the Company. The Compensation Committee believes that such single-trigger accelerated vesting is appropriate for the following reasons:
     (i) In a number of change in control situations, outstanding equity awards of the target company are cancelled, and the immediate acceleration of those awards is necessary in order to preserve their value.
     (ii) The Company relies primarily on long-term incentive awards to provide the named executive officers with the opportunity to accumulate substantial resources to fund their retirement income, and the Compensation Committee accordingly believes that a change in control event is an appropriate liquidation point for awards designed for such purpose.
     Calculations and further explanation of the payments due the named executive officers upon termination of employment and/or a change in control event are found under the portion of the Executive Compensation section of this document entitled “Potential Payments Upon Terminations or Change in Control.”
VIII. Stock Ownership Guidelines and Hedging Policies
     The Company has adopted share ownership guidelines for its executive officers. Messrs. Edelstein and Cappelli are each expected to hold shares of the Company’s Class A Common Stock (including shares underlying their RSU awards) with a market value equal to five times their base salary, Messrs. D’Amico and Moya are expected to hold shares of Class A Common Stock (including shares underlying their RSU awards) with a market value equal to four times (for Mr. D’Amico) and three times (for Mr. Moya) base salary. The other executive officers are expected to hold shares (including the shares underlying their RSU awards) with a market value equal to two or three times their base salary. The ownership guidelines are to be satisfied over a five-year period measured from the May 30, 2007 date on which the Compensation Committee adopted those guidelines or (if later) the date the executive officer commences employment.
     The Company does not have any policies prohibiting executives from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
IX. Impact of Tax and Accounting
     As a general matter, the Compensation Committee takes into the account the various tax and accounting implications of the compensation programs maintained for the Company’s executive officers.
     When determining the amount of the long-term incentive grants to be made to the executive officers and other employees, the Compensation Committee considers the accounting cost associated with those grants. Under Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123R”), stock option grants and RSU awards result in an accounting charge for the Company. The accounting charge is equal to the grant date fair value of those securities. For RSUs the accounting cost is generally equal to the fair market value of the underlying shares of Class A Common Stock on the date of award. That cost is then amortized over the requisite service period. With respect to stock options, the Company calculates the grant date fair value of the option based on the Black-Scholes formula (with an adjustment for possible forfeitures) and amortizes that value as a compensation expense over the vesting period. However, as noted with respect to certain equity awards made to the executive officers, the Compensation Committee sizes those awards based on a Black-Scholes valuation determined prior to the actual grant date, but the actual SFAS 123R accounting cost for those awards will be determined by the Black-Scholes valuation of those awards calculated as of the actual grant date. The Compensation Committee believes that the use of an earlier Black-Scholes valuation solely for sizing purposes is appropriate in order to facilitate the orderly administration and implementation of those awards and to assure the timely filing of the appropriate public reports, including Form 4 reports, with respect to those awards.
     Section 162(m) of the Internal Revenue Code disallows an income tax deduction to publicly-traded companies such as the Company for compensation paid to the Chief Executive Officer and certain other executive officers to the extent that compensation exceeds $1 million per officer in any taxable year and does not otherwise qualify as performance-based compensation. The Company’s existing equity compensation plans, including the 2000 Stock Incentive Plan, are structured so that the compensation deemed paid to an executive officer in connection with the exercise of stock options granted under those plans should qualify as performance-based compensation that is not subject to the $1 million limitation. However, the Company has had to apply revised measurement dates to certain stock option grants for financial accounting purposes, and the options with those revised measurement dates may not qualify as performance-based compensation for purposes of Section 162(m). As a result, the compensation deemed paid when those options are exercised may be subject to the Section 162(m) limitation. In addition, other awards made under those plans may or may not qualify as performance-based compensation. However, it is expected that the RSU awards made during the 2007 and 2008 fiscal years will qualify as performance-based compensation because none of those awards would have vested unless the Company attained the pre-established net income target applicable to each such award.
     The cash bonus program implemented for the named executive officers for the 2008 fiscal year was designed to provide bonus payments that would qualify as performance-based compensation under Section 162(m) and should be fully deductible by the Company.
     The Compensation Committee will continue to consider steps that might be in the Company’s best interests to comply with Section 162(m). However, in establishing the cash and equity incentive compensation programs for the executive officers, the Compensation Committee believes that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole or primary factor. The Compensation Committee believes that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
     We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2008.
Submitted by:
Dr. Roy A. Herberger Jr., Chair*
Dino J. DeConcini
K. Sue Redman
Dr. Ann Kirschner

*	Dr. Herberger joined the Compensation Committee on October 5, 2007. He replaced George Zimmer, who served on the Compensation Committee from January 12, 2007 to October 5, 2007.

SUMMARY COMPENSATION INFORMATION

The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended August 31, 2008 and August 31, 2007 by the Company’s Principal Executive Officer, former Principal Executive Officer, Principal Financial Officer and each of the Company’s three other most highly compensated executive officers whose total compensation for the fiscal year ended August 31, 2008 was in excess of $100,000 and who were serving as executive officers at the end of that fiscal year. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2008 fiscal year have been excluded by reason of their termination of employment or change in executive officer status during that year. The listed individuals shall be hereinafter referred to as the “named executive officers.”

											Change in
											Pension Value
										Non-	and
										Equity	Nonqualified
Name						Stock		Option		Incentive Plan	Deferred	All
and Principal		Salary		Bonus		Awards		Awards		Compensation	Compensation	Other		Total
Position	Year	($) (1)		($) (1)		($) (2) (3)		($) (2) (4)		($)	Earnings ($)	Compensation ($)		($)
(a)	(b)	(c)		(d)		(e)		(f)		(g)	(h)	(i)		(j)
Dr. John G. Sperling,	2008	850,000		—		1,363,053		2,094,617		1,700,000	129,265 (5)	100,003	(6) (8)	6,236,938
Founder and Executive Chairman of the Board	2007	850,000		—		219,727		1,292,434		606,157	107,140 (5)	271,966	(7) (8)	3,347,424
Brian E. Mueller,	2008	455,128		—		(439,454	) (10)	16,443	(11)	—	—	4,650	(13)	36,767
Former President (Principal Executive Officer) (9)	2007	500,000		—		439,454		3,244,123	(12)	356,563	—	—		4,540,140
Charles B. Edelstein,	2008	9,230		200,000	(15)	45,220	(16)	85,056		—	—	—		339,506
Chief Executive Officer (Principal Executive Officer) (14)
Joseph L. D’Amico,	2008	500,000		—		1,986,943		2,961,523		1,000,000	—	57,736	(17)	6,506,202
President, Chief Financial Officer and Treasurer (Principal Financial Officer)	2007	104,167	(18)	700,000	(19)	356,328		482,128		—	—	17,350	(20)	1,659,973
Gregory W. Cappelli,	2008	500,000		—		2,239,644		7,906,130		1,000,000	—	900	(21)	11,646,674
Executive Vice President, Global Strategy and Assistant to the Executive Chairman	2007	208,334		208,333	(22)	1,077,843		3,939,263		—	—	—		5,433,773
P. Robert Moya,	2008	400,000		—		248,666		588,993		800,000	—	—		2,037,659
Executive Vice President, General Counsel and Secretary (23)

(1)	Includes amounts deferred under the Company’s Employee Savings Plan, a tax-qualified deferred compensation plan under Section 401(k) of the Internal Revenue Code.

(2)	The amounts shown in columns (e) and (f) reflect the compensation costs recognized in each of the 2007 and 2008 fiscal years for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” referred to in this document as SFAS 123(R).

(3)	The amounts shown in column (e) reflect the SFAS 123(R) compensation costs for each of the 2007 and 2008 fiscal years attributable to restricted stock units (“RSUs”) held by the named executive officers, whether those RSUs were awarded in that fiscal year or any earlier fiscal year. The compensation costs are based on the SFAS 123(R) grant date fair value of each RSU award and do not take into account any estimated forfeitures related to service-based vesting conditions. Such grant date fair value has been calculated on the basis of the fair market value of the Company’s Class A Common Stock on the respective grant date of each RSU award. No RSUs were awarded prior to the 2007 fiscal year.

(4)	The amounts shown in column (f) represent the SFAS 123(R) compensation costs for each of the 2007 and 2008 fiscal years attributable to the stock options held by the named executive officers, whether those options were granted in that fiscal year or any earlier fiscal year. The SFAS 123(R) compensation costs are based on the SFAS 123(R) grant date fair value of each stock option and do not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the SFAS 123(R) grant date fair value of each option granted during the 2008 fiscal year are set forth in Notes 2 and 14 to the Company’s consolidated financial statements for the fiscal year ended August 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 28, 2008. Assumptions used in the calculation of the SFAS 123(R) grant date fair value of each option granted during the 2007 fiscal year are set forth in Notes 2 and 12 to the Company’s consolidated financial statements for the fiscal year ended August 31, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 29, 2007.

(5)	Represents the change from the immediately preceding fiscal year in the actuarial present value of Dr. Sperling’s pension benefit payable pursuant to his deferred compensation agreement with the Company dated December 31, 1993.

(6)	Represents (i) fees in the amount of $75,000 for personal financial and tax planning services paid by the Company on behalf of Dr. Sperling for the 2008 fiscal year, (ii) $15,584 in fuel, maintenance, registration fees and insurance costs attributable to Dr. Sperling’s personal use of Company-owned vehicles during the 2008 fiscal year and (iii) $9,419 relating to personal transportation costs reimbursed to Dr. Sperling during the 2008 fiscal year. The Company-owned vehicles provided to Dr. Sperling were fully depreciated by the Company prior to the start of the 2007 fiscal year, and accordingly, there were no other incremental costs incurred by the Company as a result of Dr. Sperling’s personal use of those vehicles.

(7)	Represents (i) fees in the amount of $95,655 for personal financial and tax planning services paid by the Company on behalf of Dr. Sperling for the 2007 fiscal year, (ii) $11,711 in fuel, maintenance and insurance costs attributable to Dr. Sperling’s personal use of Company-owned vehicles during the 2007 fiscal year and (iii) $10,210 relating to personal transportation costs reimbursed to Dr. Sperling during the 2007 fiscal year. The amount reported in this column for the 2007 fiscal year also includes $154,390 representing pro-rated salary, bonus and benefits (including stock-based compensation expense) paid to pilots on the Company’s payroll for the 2007 fiscal year for personal flights taken by Dr. Sperling. Dr. Sperling paid all other costs associated with those personal flights, including landing fees and fuel and catering costs. The personal flights were taken by Dr. Sperling on an aircraft the Company leased from an entity controlled by Dr. Sperling, and no other amounts were billed to the Company for the personal trips taken by Dr. Sperling on such aircraft.

(8)	The Company also provides office space and related services to an employee of one of Dr. Sperling’s companies. However, the Company does not believe that any incremental costs have been incurred in connection therewith, and accordingly no additional amount is reflected in the column for such perquisite, either for the 2008 or 2007 fiscal year.

(9)	Mr. Mueller resigned from the Company’s employ on June 24, 2008. He did not receive any severance payments in connection with such termination of employment.

(10)	Represents a reversal of SFAS 123(R) compensation costs, previously reported in column (e) of the Summary Compensation Table for the 2007 fiscal year, with respect to certain RSUs that Mr. Mueller forfeited during the 2008 fiscal year in connection with his termination of employment. The forfeited RSUs covered 100,000 shares of the Company’s Class A Common Stock, and the actual amount of SFAS 123(R) compensation costs reversed with respect to those forfeited RSUs was $439,454.

(11)	Includes a reversal of SFAS 123(R) compensation costs, previously reported in column (f) of the Summary Compensation Table for the 2007 fiscal year, with respect to certain stock options that Mr. Mueller forfeited during the 2008 fiscal year in connection with his termination of employment. The forfeited stock options covered 763,000 shares of the Company’s Class A Common Stock. The actual amount of SFAS 123(R) compensation costs reversed with respect to those forfeited stock options was $958,347 for the 2008 fiscal year.

(12)	The Company and Mr. Mueller agreed on July 28, 2007 to increase the exercise price for certain of his outstanding options to the lower of (i) the fair market value of the Company’s Class A Common Stock on the revised measurement date determined for those options for financial accounting purposes or (ii) the fair market value per share on July 28, 2007, but in no event lower than the existing exercise price per share in effect for that option. To compensate Mr. Mueller for such increase, the Company made a payment to him in January 2008 in the amount of $30,144 (the total increase to the exercise price in effect for his amended options), and such amount was included in the incremental fair value of the amended options. The incremental compensation cost recognized for financial statement reporting purposes for the 2007 fiscal year with respect to the amendment of those options was $16,579 and is included in the SFAS 123(R) compensation cost reported for Mr. Mueller’s options in column (f) for the 2007 fiscal year. There was no additional incremental cost recognized for financial statement reporting purposes for the 2008 fiscal year with respect to such amendment.

(13)	Represents a matching contribution made by the Company to the named executive officer’s account under the Company’s Employee Saving Plan.

(14)	Mr. Edelstein commenced employment with the Company on August 26, 2008.

(15)	Represents a sign-on bonus paid to Mr. Edelstein pursuant to the terms of his employment agreement with the Company. Mr. Edelstein must repay such bonus if his employment terminates under certain specified circumstances prior to August 26, 2009.

(16)	Represents SFAS 123(R) compensation costs required to be accrued for the 2008 fiscal year under applicable accounting principles with respect to RSU awards that were made to Mr. Edelstein during the 2009 fiscal year pursuant to the terms of his employment agreement with the Company.

(17)	Represents (i) a housing allowance of $30,000 provided to Mr. D’Amico at the monthly rate of $2,500 for the 2008 fiscal year, (ii) $24,961 of costs reimbursed to him in connection with personal travel to and from the Company’s headquarters in Phoenix, AZ and his personal residence in Chicago, IL, and to and from the Company’s Chicago, IL office and his personal residence in Chicago, IL during such fiscal year, and (iii) a matching contribution in the amount of $2,775 made by the Company to the named executive officer’s account under the Company’s Employee Saving Plan.

(18)	During the portion of the 2007 fiscal year from November 14, 2006 to June 15, 2007, Mr. D’Amico was employed by FTI Palladium Partners and served as Chief Financial Officer in a consultant capacity pursuant to a service contract between the Company and FTI. Pursuant to that agreement, the Company paid FTI Palladium Partners a monthly fee of $130,000 for the use of Mr. D’Amico’s services in such capacity. Such amount is not included in the compensation reported for Mr. D’Amico in the Summary Compensation Table.

(19)	Represents a negotiated bonus paid to Mr. D’Amico pursuant to the terms of his June 5, 2007 employment agreement with the Company.

(20)	Represents (i) a housing allowance provided to Mr. D’Amico at the monthly rate of $2,500 for the portion of the 2007 fiscal year following the June 15, 2007 commencement date of his employment with the Company and (ii) $11,100 of costs reimbursed to him in connection with personal travel to and from the Company’s headquarters in Phoenix, AZ and his personal residence in Chicago, IL during that period.

(21)	Represents a matching contribution made by the Company to the named executive officer’s account under the Company’s Employee Saving Plan.

(22)	Represents a pro-rated bonus paid to Mr. Cappelli for the 2007 fiscal year based on his target bonus for that year as established pursuant to the terms of his March 31, 2007 employment agreement.

(23)	Mr. Moya commenced employment with the Company on September 1, 2007.

GRANTS OF PLAN-BASED AWARDS

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2008 Fiscal Year under a compensation plan. Several of the named executive officers also received plan-based awards following the close of the 2008 fiscal year that are described later in this section.

								All Other
								Option
								Awards:	Exercise
		Potential Payouts			Estimated Future Payouts			Number of	or Base	Grant Date
		Under Non-Equity Incentive			Under Equity Incentive			Securities	Price of	Fair Value of
		Plan Awards (1)			Plan Awards (2)			Underlying	Option	Equity
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($/Sh)	($) (3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(j)	(k)	(l)
Dr. John G. Sperling	11/26/07	425,000	850,000	1,700,000	—	—	—	—	—	—
Brian E. Mueller (4)	11/26/07	250,000	500,000	1,000,000	—	—	—	—	—	—
Charles B. Edelstein	8/26/08	—	—	—	—	—	—	1,000,000 (5)	62.51	24,836,300
Joseph L. D’Amico	11/26/07	250,000	500,000	1,000,000	—	—	—	—	—	—
Gregory W. Cappelli	11/26/07	250,000	500,000	1,000,000	—	—	—	—	—	—
	9/4/07	—	—	—	—	—	—	149,711 (6)	59.00	2,963,795
	9/4/07	—	—	—	—	113,896	—	—	—	5,000,034
	10/5/07	—	—		—	—	—	1,058 (6)	63.67	24,659
P. Robert Moya	11/26/07	200,000	400,000	800,000	—	—	—	—	—	—
	9/1/07	—	—	—	—	17,000	—	—	—	997,390
	9/1/07	—	—	—	—	—	—	110,000 (7)	58.67	2,362,426

(1)	Reflects the potential payouts under the Company’s Executive Officer Incentive Compensation Plan for the 2008 fiscal year. Each potential payout was tied to a designated level of revenue and operating profit attainment pre-established by the Compensation Committee for the 2008 fiscal year. The Company’s financial performance for the 2008 fiscal year exceeded the maximum levels of revenue and operating profit attainment set for that year, and each named executive officer was accordingly paid a cash bonus at the maximum level indicated for him in the above table. A description of the principal provisions of the Executive Officer Incentive Compensation Plan for the 2008 fiscal year is set forth below.

(2)	Represents a restricted stock unit award with both performance-vesting and service-vesting components. Each restricted stock unit represents the right to receive one share of the Company’s Class A Common Stock following the satisfaction of the applicable performance and service vesting requirements. Should the performance objective be attained, then one fourth of the restricted stock units will vest upon the completion of the performance period, and the balance of the restricted stock units will vest in three successive equal annual installments upon the officer’s completion of each year of service with the Company over a three year period measured from April 2, 2008 for Mr. Cappelli and from September 1, 2008 for Mr. Moya, with each such award to vest on an accelerated basis upon a change in control of the Company.

(3)	The dollar value reported in column (l) with respect to stock options represents the grant date fair value of each option determined in accordance with the provisions of SFAS 123(R). A discussion of the valuation assumptions used in the SFAS 123(R) calculation of grant date fair value is set forth in Notes 2 and 14 to the Company’s audited financial statements for the fiscal year ended August 31, 2008, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 28, 2008. The dollar value reported in column (l) with respect to RSU awards represents the grant date fair value of each such award based on the fair market value of the underlying shares of the Company’s Class A Common Stock on the grant date.

(4)	Mr. Mueller forfeited his entitlement to any potential payout under the Executive Officer Incentive Compensation Plan for the 2008 fiscal year when he resigned on June 24, 2008.

(5)	The shares covered by this option vest in four successive equal annual installments upon Mr. Edelstein’s completion of each year of service with the Company over the four year period measured from his August 26, 2008 employment commencement date, subject to accelerated vesting in the event of a change in control of the Company or upon the termination of his employment under certain prescribed circumstances.

(6)	The shares covered by each option will vest in four successive equal annual installments upon Mr. Cappelli’s completion of each year of service with the Company over the four year period measured from his April 2, 2007 employment commencement date, subject to accelerated vesting in the event of a change in control of the Company and to partial acceleration upon the termination of his employment under certain prescribed circumstances.

(7)	The shares covered by each option will vest in four successive equal annual installments upon Mr. Moya’s completion of each year of service with the Company over the four year period measured from his September 1, 2007 employment commencement date, subject to accelerated vesting in the event of a change in control of the Company and to partial acceleration upon the termination of his employment under certain prescribed circumstances.
Executive Officer Incentive Bonus Plan
     On November 26, 2007, the Compensation Committee implemented the Executive Officer Incentive Bonus Plan for the 2008 fiscal year. For each of the named executive officers, the target bonus was set at 100% of base salary for such fiscal year. The actual bonus which each participant could earn for the 2008 fiscal year ranged from 0 to 200% of his annual target bonus. The actual percentage was to be determined based on the level at which the revenue and operating profit goals (as adjusted) for the 2008 fiscal year were in fact attained. Three separate levels of potential attainment were established by the Compensation Committee at the time the plan was implemented. Further information concerning such target, threshold, and maximum levels of attainment and the pre-authorized adjustments to the revenue and operating profit goals may be found in the “2008 Fiscal Year Bonus Plan” section of “Compensation Discussion and Analysis” above.
     The Compensation Committee reserved the discretion to reduce by up to 20% the bonus amount otherwise payable to a participant on the basis of the attained level of revenue and operating profit. The factors that were to be taken into account in determining whether to reduce any named executive officer’s bonus amount included an assessment of his personal performance in relation to the strategic goals of the Company (including, in the case of Mr. D’Amico, whether any material weaknesses were identified by the Company’s independent auditors with respect to the Company’s internal controls over financial reporting) and whether one of the performance metrics had been achieved at less than threshold.
     The actual incentive bonus earned under the plan by each named executive officer is set forth in the Summary Compensation Table. For further information concerning the Executive Officer Incentive Compensation Plan, please see “Compensation Discussion and Analysis” above.

Additional Grants of Plan-Based Awards
Following the close of the 2008 fiscal year, the Compensation Committee made a series of equity awards to several of the named executive officers as follows:
     Dr. Sperling. On October 31, 2008, Dr. Sperling was granted a stock option covering 25,820 shares of the Company’s Class A Common Stock with an exercise price of $69.51 per share, the fair market value per share on the October 31, 2008 grant date. The options have a maximum term of 6 years and will vest in three successive equal annual installments upon Dr. Sperling’s completion of each year of service with the Company over the three-year period measured from September 1, 2008. In addition, Dr. Sperling was also awarded on October 31, 2008 RSUs covering an additional 10,251 shares of Class A Common Stock. The RSU award has both performance-vesting and service-vesting components. Accordingly, none of the RSUs will vest unless the Company’s net income, after tax expense, for the 2009 fiscal year is at least $250 million, excluding all acquisition costs, certain litigation expenses and settlements and other extraordinary items. If the performance goal is achieved, then Dr. Sperling will vest in his award in three successive equal annual installments upon his completion of each year of service with the Company over the three-year period measured from September 1, 2008. However, all the RSUs will immediately vest upon certain changes in control or ownership of the Company. The grant date fair value of Dr. Sperling’s stock option grant was $714,449, and the grant date fair value of his RSU award was $712,547.
     Mr. Edelstein. On October 31, 2008, Mr. Edelstein was awarded RSUs covering 79,213 shares of Class A Common Stock in accordance with the terms of his employment agreement with the Company. The RSU award has both performance-vesting and service-vesting components. Accordingly, none of the RSUs will vest unless the Company’s net income, after tax expense, for the 2009 fiscal year is at least $250 million, excluding all acquisition costs, certain litigation expenses and settlements and other extraordinary items. If the performance goal is achieved, then Mr. Edelstein will vest in 40% of his RSU award on August 31, 2009, provided he continues in the Company’s employ through that date; he will vest in additional 40% upon his continuation in the Company’s employ through August 25, 2010, and the remaining 20% upon his continuation in the Company’s employ through August 25, 2011. However, all the RSUs will immediately vest upon certain changes in control or ownership of the Company. The grant date fair value of Mr. Edelstein’s RSU award was $5,506,096. Because of the performance and service vesting features of Mr. Edelstein’s RSU award, including the measurement of the service-vesting component from his August 26, 2008 employment commencement date, the award is treated as a 2008 fiscal year award solely for SFAS 123(R) purposes, and a portion of the SFAS 123(R) cost attributable to the award was recorded in the 2008 fiscal year.
     Mr. D’Amico. On October 31, 2008, Mr. D’Amico was granted a stock option covering 42,519 shares of the Company’s Class A Common Stock with an exercise price of $69.51 per share. The option has a maximum term of four years and will vest and become exercisable for half of the option shares upon Mr. D’Amico’s continuation in the Company’s employ through June 15, 2009. The option will vest as to the remaining fifty percent of the option shares upon his continuation in the Company’s employ through June 15, 2010. In addition, Mr. D’Amico was also awarded on October 31, 2008 RSUs covering an additional 7,314 shares of Class A Common Stock. The RSU award has both performance-vesting and service-vesting components. Accordingly, none of the RSUs will vest unless the Company attains the same $250 million net income target that is in effect for Dr. Sperling’s RSU award. If that performance goal is achieved, then Mr. D’Amico will vest in one half of the RSU award on August 31, 2009, provided he continues in the Company’s employ through that date, and he will vest in the balance of the RSU award upon his continuation in the Company’s employ through June 15, 2010. However, all the RSUs will immediately vest upon certain changes in control or ownership of the Company or should his employment terminate under certain circumstances. The grant date fair value of Mr. D’Amico’s stock option grant was $1,032,877, and the grant date fair value of his RSU award was $508,396.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of August 31, 2008. As shown in such table, awards vested on August 31, 2008 even though such awards were not reflected on the Company’s records as vested until 12:01 a.m. on September 1, 2008 in accordance with the Company’s internal recordkeeping procedures.

		Option Awards				Stock Awards
								Market
	Number of	Number of				Number of		Value of
	Securities	Securities				Shares or		Shares or
	Underlying	Underlying				Units of		Units of
	Unexercised	Unexercised			Option	Stock That		Stock That
	Options (#)	Options (#)		Option	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Exercise Price ($)	Date	Vested (#)		Vested ($) (1)
(a)	(b)	(c)		(e)	(f)	(g)		(h)
Dr. John G. Sperling	281,250	0		8.3889	1/12/10	—		—
	281,250	0		14.8403	12/15/10	—		—
	150	0		29.3267	1/2/12	—		—
	100,000	0		41.92	10/22/12	—		—
	100,000	0		60.90	10/20/13	—		—
	20,250	0		71.23	8/6/14	—		—
	165,311	0		17.6465	9/21/11	—		—
	107,656	0		28.424	10/24/12	—		—
	225,000	0		30.77	9/21/11	—		—
	50,000	0		23.29	9/21/11	—		—
	75,000	25,000	(2)	51.33	6/23/16	—		—
	83,500	250,500	(3)	58.03	7/3/13	—		—
	—	—		—	—	37,500	(4)	2,388,000
Brian E. Mueller	20,000 (5)	0		72.61	11/1/15	—		—
	75,000 (5)	0		71.23	8/6/14	—		—
Charles B. Edelstein	0	1,000,000	(6)	62.51	8/26/14	—		—
Joseph L. D’Amico	166,667	333,333	(7)	58.03	7/3/11	—		—
	—	—		—	—	40,000	(8)	2,547,200
Gregory W. Cappelli	250,000	750,000	(9)	48.47	5/24/13	—		—
	37,428	112,283	(9)	59.00	9/4/13	—		—
	265	793	(9)	63.67	4/2/13	—		—
						85,422	(10)	5,439,673
P. Robert Moya	27,500	82,500	(11)	58.67	9/1/13	—		—
	—	—		—	—	12,750	(12)	811,920

(1)	Value realized is determined by multiplying (i) the market price of the Company’s Class A Common Stock on August 31, 2008 by (ii) the number of unvested shares of Class A Common Stock subject to restricted stock units held by the named executive officer on that date.

(2)	These particular options will vest upon Dr. Sperling’s continuation in the Company’s service through February 28, 2010. However, the option will vest and become immediately exercisable for all the option shares on an accelerated basis if a change in control of the Company occurs.

(3)	These particular options will vest in three successive equal annual installments upon Dr. Sperling’s completion of each year of service over the three-year period measured from September 1, 2008. These options will vest and become immediately exercisable for all the option shares on an accelerated basis in the event of a change in control of the Company.

(4)	These particular restricted stock units were awarded on July 3, 2007 and covered a total of 50,000 shares of the Company’s Class A Common Stock. The award has both performance-vesting and service-vesting components. Upon the attainment of the applicable performance objective for the 2008 fiscal year, one-fourth of the total number of restricted stock units vested, and the underlying shares were subsequently issued on October 30, 2008. The remaining restricted stock units will vest in three successive equal annual installments upon Dr. Sperling’s completion of each year of service over the three-year period measured from September 1, 2008, subject to accelerated vesting upon a change in control or ownership of the Company.

(5)	When Mr. Mueller terminated employment on June 24, 2008, he forfeited all of his stock options and restricted stock units that were unvested at that time. For the stock options that were vested at the time of such termination of employment, Mr. Mueller had a three-month period following his termination date in which to exercise those vested options. Mr. Mueller did not hold any vested restricted stock units at the time of his termination of employment.

(6)	These particular options will vest in four successive equal annual installments upon Mr. Edelstein’s completion of each year of service over the four year period measured from the August 26, 2008 grant date. However, the options will vest and become immediately exercisable for all the option shares on an accelerated basis in the event of a change in control of the Company and may vest as to a portion of the shares on an accelerated basis upon Mr. Edelstein’s termination of service under certain circumstances.

(7)	These particular options will vest in two successive equal annual installments upon Mr. D’Amico’s completion of each year of service over the two-year period measured from June 15, 2008. However, the options will vest and become immediately exercisable for all the option shares on an accelerated basis in the event of a change in control of the Company and may vest as to a portion of the shares on an accelerated basis upon Mr. D’Amico’s termination of service under certain circumstances.

(8)	These particular restricted stock units were awarded on July 3, 2007 and covered a total of 60,000 shares of the Company’s Class A Common Stock. The award has both performance-vesting and service-vesting components. Upon the attainment of the applicable performance objective for the 2008 fiscal year, one-third of the total number of restricted stock units vested, and the underlying shares were subsequently issued on October 30, 2008. The remaining restricted stock units will vest in two successive equal annual installments upon Mr. D’Amico’s completion of each year of service over the two-year period measured from June 15, 2008, subject to accelerated vesting upon a change in control or ownership of the Company or upon Mr. D’Amico’s termination of employment under certain circumstances.

(9)	Each of these options will vest in three successive equal annual installments upon Mr. Cappelli’s completion of each year of service over the three-year period measured from April 2, 2008. However, each of the options will vest and become immediately exercisable for all the option shares on an accelerated basis in the event of a change in control of the Company and may vest as to a portion of the shares on an accelerated basis upon Mr. Cappelli’s termination of service under certain circumstances.

(10)	These particular restricted stock units were awarded on September 4, 2007 and covered a total of 113,896 shares of the Company’s Class A Common Stock. The award has both performance-vesting and service-vesting components. Upon the attainment of the applicable performance objective for the 2008 fiscal year, one-fourth of the total number of restricted stock units vested, and the underlying shares were subsequently issued on October 30, 2008. The remaining restricted stock units will vest in three successive equal annual installments upon Mr. Cappelli’s completion of each year of service over the three-year period measured from April 2, 2008, subject to accelerated vesting upon a change in control or ownership of the Company or upon Mr. Cappelli’s termination of employment under certain circumstances.

(11)	These particular options will vest in three successive equal annual installments upon Mr. Moya’s completion of each year of service over the three-year period measured from September 1, 2008. However, the options will vest and become immediately exercisable for all the option shares on an accelerated basis in the event of a change in control of the Company and may vest as to a portion of the shares on an accelerated basis upon Mr. Moya’s termination of service under certain circumstances.

(12)	These particular restricted stock units were awarded on September 1, 2007 and covered a total of 17,000 shares of the Company’s Class A Common Stock. The award has both performance-vesting and service-vesting components. Upon the attainment of the applicable performance objective for the 2008 fiscal year, one-third of the total number of restricted stock units vested, and the underlying shares were subsequently issued on October 30, 2008. The remaining restricted stock units will vest in three successive equal annual installments upon Mr. Moya’s completion of each year of service over the three-year period measured from September 1, 2008, subject to accelerated vesting upon a change in control or ownership of the Company or to partial acceleration upon Mr. Moya’s termination of employment under certain circumstances.

OPTION EXERCISES AND STOCK VESTED

The following table provides certain summary information concerning the exercise of stock options and vesting of stock awards with respect to the named executive officers during the 2008 fiscal year. None of those officers held any stock appreciation rights as of August 31, 2008. As shown in such table, awards vested on August 31, 2008 even though such awards were not reflected on the Company’s records as vested until 12:01 a.m. on September 1, 2008 in accordance with the Company’s internal recordkeeping procedures. In addition, the shares of the Company’s Class A Common Stock underlying the stock awards that vested on August 31, 2008 were not issued to the named executive officers until October 30, 2008 following the Compensation Committee’s certification of the attainment of the applicable performance goal tied to the Company’s net book income, after tax expense, for the 2008 fiscal year.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($) (1)	Vesting (#)	on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Dr. John G. Sperling	—	—	12,500	796,000
Brian E. Mueller	303,634	1,937,543	—	—
Joseph L. D’Amico	—	—	20,000	1,273,600
Gregory W. Cappelli	—	—	28,474	1,813,224
P. Robert Moya	—	—	4,250	270,640

(1)	Value realized is determined by multiplying (i) the amount by which the market price of the Company’s Class A Common Stock on the date of exercise exceeded the exercise price by (ii) the number of shares of Class A Common Stock for which the options were exercised.

(2)	Value realized is determined by multiplying (i) the market price of the Company’s Class A Common Stock on the August 31, 2008 vesting date coincidental with the completion of the applicable performance-vesting period by (ii) the number of shares of Class A Common Stock that vested on that date.

PENSION BENEFITS

The following table sets forth for each plan that provides for payments or other benefits in connection with a named executive officer’s retirement, the number of years of service credited to such named executive officer under the plan, the actuarial present value of his accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to such named executive officer during the Company’s last completed fiscal year.

		Number of Years	Present Value of	Payments During Last
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)	Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Dr. John G. Sperling	Deferred Compensation Agreement Dated 12/31/93 (1)	not applicable	$2,326,405 (2)	$0

(1)	Pursuant to the deferred compensation agreement dated December 31, 1993, Dr. Sperling will, upon his termination of employment with the Company, receive an annuity for life in a dollar amount per year equal to the highest annual rate of base salary in effect for him in any of the last three calendar years preceding the calendar year in which his employment terminates. The annual annuity for Dr. Sperling’s lifetime will be payable in equal monthly installments. In addition, upon Dr. Sperling’s death, his designated beneficiary will be paid an amount equal to three times the highest annual rate of base salary in effect for him in any of the three calendar years during the three-year period immediately preceding the calendar year in which his employment terminates. Such death benefit will be payable in 36 equal monthly installments, with the first such installment due on the first day of the month following the month of Dr. Sperling’s death.

(2)	Based on a lifetime annuity of $850,000 per year, as determined as of the close of the 2008 fiscal year.

AGREEMENTS REGARDING EMPLOYMENT, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT

We have employment agreements with the following named executive officers: Dr. John G. Sperling, Joseph L. D’Amico, Gregory W. Cappelli, Charles B. Edelstein and P. Robert Moya. The principal terms of each of those employment agreements are summarized below.

Dr. John G. Sperling	In December 1993, we entered into an employment agreement with Dr. John G. Sperling. The initial term of that agreement was for four years and automatically renews for additional one-year periods thereafter. Currently, Dr. Sperling’s annual rate of base salary payable under his employment agreement is $850,000 and is subject to annual review by the Compensation Committee. We may terminate the employment agreement only for cause, and Dr. Sperling may terminate the employment agreement at any time upon 30 days written notice.

Charles B. Edelstein	On July 7, 2008, the Company entered into an employment agreement with Mr. Edelstein, pursuant to which he became the Company’s Chief Executive Officer on his August 26, 2008 employment commencement date. The employment agreement has a four-year term and will accordingly end on August 26, 2012, subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal.

During the term of the employment agreement, Mr. Edelstein will be entitled to an annual base salary at a rate not less than $600,000 and an annual target bonus not less than 100% of such base salary. Mr. Edelstein also received a $200,000 sign-on bonus on his start date that is subject to repayment should he leave the Company’s employ other than for good reason, or should he be involuntarily terminated by the Company other than for cause, prior to August 26, 2009.

Pursuant to the agreement, Mr. Edelstein was granted the following equity awards:

(i) a stock option to purchase 1,000,000 shares of Class A Common Stock with an exercise price per share equal to $62.51, the closing price per share on the August 26, 2008 grant date, and a maximum term of six years, and

(ii) two restricted stock unit awards covering 79,213 shares of the Company’s Class A Common Stock in the aggregate, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit.

The stock option award will vest in four successive equal annual installments upon Mr. Edelstein’s completion of each year of employment with the Company over the four-year period measured from his August 26, 2008 employment commencement date. The two restricted stock unit awards will not vest unless the Company’s net income, after tax expense, for the 2009 fiscal year is at least $250 million, excluding all acquisition costs, certain litigation expenses and settlements and other extraordinary items. If the performance goal is achieved, then Mr. Edelstein will vest in each of his restricted stock unit awards in two 40% installments and one 20% installment over a three-year period of service measured from his August 26, 2008 employment commencement date, with the vesting of the initial installment to be deferred until the August 31, 2009 completion date of the performance period. The stock option grant and both of the restricted stock unit awards will be subject to accelerated vesting in whole or in part upon certain changes in control of the Company or the termination of Mr. Edelstein’s employment under certain prescribed circumstances.

Mr. Edelstein is also entitled to reimbursement of his airfare commuting costs to the Company’s headquarters in Phoenix, AZ and a monthly living allowance of $3,000 to cover his living costs while he is in the Phoenix metropolitan area.

Mr. Edelstein will also receive certain severance benefits should his employment terminate under certain specified circumstances during the term of his employment agreement. Accordingly, should (i) the Company terminate Mr. Edelstein’s employment without cause, (ii) Mr. Edelstein resign for good reason, (iii) Mr. Edelstein resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company or (iv) the Company fail to renew his employment agreement, then Mr. Edelstein will become entitled to the following severance benefits upon his delivery of a general release to the Company:

(i) a cash amount equal to two times the sum of (A) his annual base salary and (B) the average of his actual bonuses for the three fiscal years (or fewer number of fiscal years of employment ) preceding the fiscal year in which such termination of employment occurs, payable over the one-year period measured from his termination date;

(ii) accelerated vesting of up to 50% of the unvested portion of the initial option grant described above or (if greater) the portion of that option that would have vested had he completed an additional 12 months of employment;

(iii) accelerated vesting of the initial restricted stock unit awards described above, if such termination of employment occurs either (A) before the August 31, 2009 completion of the applicable performance period or (B) after the completion of that performance period in which the performance goal for those awards is attained, with no such accelerated vesting to occur if such termination of employment occurs after the completion of the performance period without the attainment of the applicable performance goal; and

(iv) reimbursement of his health care coverage costs under the Company’s group health plan for a period not to exceed 18 months.

In the event Mr. Edelstein’s employment terminates due to death or disability, he or his estate will be paid a special payment in a dollar amount determined by multiplying (x) the average of his actual annual bonuses for the three fiscal years (or fewer number of fiscal years of employment with the Company) immediately preceding the fiscal year in which such termination of employment occurs (or, solely with respect to a triggering event occurring during the Company’s 2009 fiscal year, his target bonus for such year) by (y) a fraction, the numerator of which is the number of months (rounded to the next whole month) during which he is employed by the Company in the fiscal year in which such termination of employment occurs and the denominator of which is twelve. In addition, should his employment terminate as a result of his death, then any of his unvested stock options, restricted stock units or other equity awards that would otherwise vest solely on the basis of his continued service with the Company will immediately vest as to the number of shares in which he would have otherwise been vested on the date of his death had the service vesting schedule for each of those grants been in the form of successive equal monthly installments over the applicable service vesting period. Should any such unvested equity awards also have a performance-vesting component at the time of his death, then upon the attainment of the applicable performance goals, the service vesting component of each such award will be applied as if that service vesting component had been in the form of successive equal monthly installments over the applicable service vesting period.

In the event of a change in control of the Company within the first two years of Mr. Edelstein’s employment, he will be entitled to a full tax gross-up with respect to any excise tax imposed under Section 4999 of the Code on any payments or benefits received in connection with such change in control (including any accelerated vesting of his equity awards) that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code.

For the one-year period following termination of employment, Mr. Edelstein will be subject to certain non-compete and non-solicitation covenants.

Joseph L. D’Amico and Gregory W. Cappelli	On June 5, 2007, the Company entered into an employment agreement with Mr. D’Amico, pursuant to which he became a full-time employee of the Company in the position of Executive Vice President and Chief Financial Officer. The employment agreement became effective on June 15, 2007, and will end on June 14, 2010, subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal.

During the term of the employment agreement, Mr. D’Amico will be entitled to an annual base salary at a rate not less than $500,000 and an annual target bonus not less than 100% of such base salary.

Mr. D’Amico is also entitled to a monthly housing allowance of $2,500 and reimbursement of his commuting costs to the Company’s headquarters in Phoenix, AZ.

Pursuant to the agreement, Mr. D’Amico was granted the following equity awards on July 3, 2007:

(i) a stock option to purchase 500,000 shares of Class A Common Stock with an exercise price per share equal to $58.03, the closing price per share on the grant date, and a maximum term of four years, and

(ii) restricted stock units covering 60,000 shares of Apollo Group’s Class A Common Stock, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit.

The stock option award will vest in three successive equal annual installments upon Mr. D’Amico’s completion of each year of employment with the Company over the three-year period measured from June 15, 2007. The restricted stock unit award was subject to a performance-vesting requirement tied to the Company’s attainment of a specified level of net income, after tax expense, for the 2008 fiscal year. Such performance goal was attained, and one-third of the restricted stock units vested at the end of the 2008 fiscal year. The remaining restricted stock units will vest in two successive equal annual installments upon Mr. D’Amico’s completion of each year of employment with the Company over the two-year period measured from June 15, 2008. Each award will be subject to accelerated vesting in whole or in part upon certain changes in control of the Company or the termination of Mr. D’Amico’s employment under certain prescribed circumstances.

On March 31, 2007, the Company entered into an employment agreement with Gregory W. Cappelli, pursuant to which he is employed as Executive Vice President, Global Strategy. The employment agreement has an initial term of four years measured from Mr. Cappelli’s start date of April 2, 2007 and will be subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal. During the term of the employment agreement, Mr. Cappelli will be entitled to an annual rate of base salary of not less than $500,000 and an annual target bonus not less than 100% of such base salary.

Pursuant to his agreement Mr. Cappelli became entitled to the following equity compensation awards:

(i) On May 25, 2007, Mr. Cappelli was granted a stock option for 1,000,000 shares of Class A Common Stock with an exercise price per share of $48.47, the closing price per share on the grant date, and a maximum term of six years (the “Initial Option Grant”).

(ii) On September 4, 2007, Mr. Cappelli was granted a supplemental stock option for 149,711 shares of Class A Common Stock with an exercise price per share of $59.00, the closing price per share on the grant date, and a maximum term of six years (the “Equalization Grant”). The number of shares subject to the Equalization Grant was determined pursuant to a formula set forth in his employment agreement which took into account the difference between the actual Black-Scholes-Merton value of the Initial Option Grant made on May 25, 2007 and the Black-Scholes-Merton value which would have resulted had that option been granted on March 30, 2007, the date Mr. Cappelli’s employment agreement with the Company was executed.

(iii) On September 4, 2007, Mr. Cappelli was awarded restricted stock units covering 113,896 shares of the Company’s Class A Common Stock. The number of shares was determined by dividing $5,000,000 by the closing price of the Class A Common Stock on the March 30, 2007 execution date of his employment agreement. Each restricted stock unit represents the right to receive one share of such Class A Common Stock following the satisfaction of the applicable performance vesting and service vesting components of that award.

(iv) On October 5, 2007, Mr. Cappelli was granted an option for an additional 1,058 shares of the Company’s Class A Common Stock at an exercise price of $63.67 per share, the fair market value of the Class A Common Stock on the grant date. The option (the “Supplemental Option”) was intended to supplement his Equalization Grant because of a discrepancy subsequently identified in the calculation of the Black-Sholes-Merton value as of the September 4, 2007 grant date of the Equalization Grant.

The Initial Option Grant, the Equalization Grant and the Supplemental Grant will each vest in a series of four successive equal annual installments upon Mr. Cappelli’s completion of each year of employment with the Company over the four-year period measured from his April 2, 2007 start date. The restricted stock unit award was subject to a performance-vesting requirement tied to the Company’s attainment of a specified level of net income, after tax expense, for the 2008 fiscal year. Such performance goal was attained, and one-fourth of the restricted stock units vested at the end of the 2008 fiscal year. The remaining restricted stock units will vest in three successive equal annual installments upon Mr. Cappelli’s completion of each year of employment with the Company over the three-year period measured from April 2, 2008. Each award will be subject to accelerated vesting in whole or in part upon certain changes in control of the Company or the termination of Mr. Cappelli’s employment under certain prescribed circumstances.

Pursuant to the terms of their employment agreements, should (i) the Company terminate Mr. D’Amico’s or Mr. Cappelli’s employment without cause, (ii) Mr. D’Amico or Mr. Cappelli resign for good reason, (iii) Mr. D’Amico or Mr. Cappelli resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company or (iv) the Company fail to renew the applicable employment agreement, then the affected individual will become entitled to the following severance benefits upon his delivery of a general release to the Company:

(i) a cash amount equal to two times the sum of (A) his annual base salary and (B) the average of his actual bonuses for the three fiscal years (or fewer number of fiscal years of employment ) preceding the fiscal year in which such termination of employment occurs, payable over the one-year period measured from his termination date;

(ii) accelerated vesting of up to 50% of the unvested portion of the initial option grant or grants described above or (if greater) the portion of each such grant that would have vested had he completed an additional 12 months of employment;

(iii) accelerated vesting of the initial restricted stock unit award described above; and

(iv) reimbursement of his health care coverage costs under the Company’s group health plan for a period not to exceed 18 months.

In the event Mr. D’Amico’s or Mr. Cappelli’s employment terminates by reason of death or disability, the affected individual or his estate will be paid his target bonus, pro-rated for his actual period of employment during the year in which his employment terminates, and each of his unvested equity awards will partially vest on an accelerated basis as if the vesting schedule for that award had been in the form of successive equal monthly installments over the applicable vesting period (for Mr. Cappelli, such pro-rated vesting of his equity awards will occur only in the event of his death). However, no such accelerated vesting will occur with respect to an award with a performance-vesting component if death or disability occurs after the completion of the applicable performance period in which the performance goal or goals in effect for that award are not attained.

In the event of a change in control of the Company within the first two years of employment, Mr. D’Amico and Mr. Cappelli will each be entitled to a full tax gross-up with respect to any excise tax imposed under Section 4999 of the Code on any payments or benefits received in connection with such change in control (including any accelerated vesting of his equity awards) that are deemed to constitute parachute payments under Section 280G of the Internal Revenue Code.

For the one-year period following termination of employment, Mr. D’Amico and Mr. Cappelli will each be subject to certain non-compete and non-solicitation covenants.

P. Robert Moya	On August 31, 2007, the Company entered into an employment agreement with Mr. Moya pursuant to which he is employed as Company’s Senior Vice President and General Counsel. The employment agreement became effective on September 1, 2007 and will end on August 31, 2011, subject to successive one-year renewals thereafter, unless either party provides timely notice of non-renewal.

During the term of the employment agreement, Mr. Moya will be entitled to an annual base salary at a rate not less than $400,000 and an annual target bonus not less than 100% of such base salary.

Pursuant to the agreement, Mr. Moya was granted the following equity awards on September 1, 2007:

(i) a stock option to purchase 110,000 shares of Class A Common Stock with an exercise price per share equal to $58.67, the closing price per share on the grant date, and a maximum term of six years; and

(ii) restricted stock units covering 17,000 shares of Apollo Group’s Class A Common Stock, with each unit representing the right to receive one share of such Class A Common Stock upon the vesting of that unit.

The stock option award will vest in four successive equal annual installments upon Mr. Moya’s completion of each year of employment with the Company over the four-year period measured from his September 1, 2007 start date. The restricted stock unit award was subject to a performance-vesting requirement tied to the Company’s attainment of a specified level of net income, after tax expense, for the 2008 fiscal year. Such performance goal was attained, and one -fourth of the restricted stock units vested at the end of the 2008 fiscal year. The remaining restricted stock units will vest in three successive equal annual installments upon Mr. Moya’s completion of each additional year of employment with the Company over the three-year period measured from September 1, 2008. The unvested portion of each award will be subject to accelerated vesting in whole or in part upon certain changes in control of the Company or the termination of Mr. Moya’s employment under certain prescribed circumstances.

Pursuant to the terms of his employment agreement, should (i) the Company terminate Mr. Moya’s employment without cause (ii) Mr. Moya resign for good reason, (iii) Mr. Moya resign for any reason within a 30-day period beginning six months after the closing of a change in control of the Company or (iv) the Company fail to renew his employment agreement, then Mr. Moya will become entitled to the following severance benefits upon his delivery of a general release to the Company:

(i) a cash amount equal to one times the sum of (A) his annual base salary and (B) the average of his actual bonuses for the three fiscal years (or fewer number of fiscal years of employment) preceding the fiscal year in which such termination of employment occurs, payable over the one-year period measured from his termination date;

(ii) additional 12 months of vesting credit with respect to the initial stock option grant described above;

(iii) additional 12 months of vesting credit with respect to the initial restricted stock unit award described above; and

(iv) reimbursement of his health care coverage costs under the Company’s group health plan for a period not to exceed 12 months.

In the event Mr. Moya’s employment terminates by reason of his death or disability, he or his estate will be paid his target bonus, pro-rated for his actual period of employment during the year in which his employment terminates, and each of his unvested equity award will partially vest on an accelerated basis as if the vesting schedule for that award had been in the form of successive equal monthly installments over the applicable vesting period. However, no such accelerated vesting will occur with respect to an award with a performance-vesting component if death or disability occurs after the completion of the applicable performance period in which the performance goal or goals in effect for that award are not attained.

For the one-year period following termination of employment, Mr. Moya will be subject to certain non-compete and non-solicitation covenants.

Equity Awards	Pursuant to the terms of the Company’s 2000 Stock Incentive Plan, each outstanding award under such plan will vest in full on an accelerated basis in the event of certain changes in control of the Company, including an acquisition of the Company by merger or asset sale or the acquisition of 50% or more of the Company’s outstanding Class A Common Stock.

Quantification of Benefits	The charts below indicate the potential payments each of our named executive officers would receive pursuant to the agreements described above or under the 2000 Stock Incentive Plan based upon the following assumptions:

(i) the named executive officer’s employment terminated on August 31, 2008 under circumstances entitling such officer to severance benefits under his employment agreement;

(ii) as to any severance benefits tied to the named executive officer’s annual rate of base salary, such rate is assumed to be such officer’s annual rate of base salary as of August 31, 2008;

(iii) as to any benefits tied to a change in control, the change in control is assumed to have occurred on August 31, 2008 and the change in control consideration paid per share of outstanding Class A Common Stock is assumed to be equal to the closing selling price of such Common Stock on August 31, 2008, which was $63.68 per share;

(iv) certain awards are treated as vested on August 31, 2008 even though such awards were not reflected on the Company’s records as vested until 12:01 a.m. on September 1, 2008 in accordance with the Company’s internal recordkeeping procedures;

(v) with respect to Mr. Edelstein, it is assumed that all of the equity awards to which he was entitled under his employment agreement, including those that were in fact made after the close of the 2008 fiscal year, were outstanding on August 31, 2008; and

(vi) the cash severance calculation for Messrs. D’Amico, Cappelli and Moya is based on a bonus component that is a multiple (two times for Messrs. D’Amico and Cappelli and one times for Mr. Moya) of their target bonus rather than the average of their actual bonuses for the three or fewer fiscal years preceding the fiscal year in which their employment terminates. The use of the average actual bonus amounts in the severance benefit formula will not become effective until January 1, 2009, and until then the target bonus amount will be used pursuant to the terms of their employment agreements prior to the January 1, 2009 amendment. The target bonus for Messrs. D’Amico, Cappelli and Moya is 100% of their annual base salary.

Benefits Received Upon Termination in Connection with a Change in Control

		Accelerated
		Vesting of	Continued
	Cash Severance	Equity Awards	Health Care	Tax Gross Up	Total Payment
Executive	($)	($) (1)	Coverage ($)	($) (2)	($)
Dr. John G. Sperling	0 (3)	4,112,075	0	N/A	4,112,075
Charles B. Edelstein	2,400,000	6,214,284	8,893	2,708,354	11,331,531
Joseph L. D’Amico	2,000,000	4,430,531	1,556	1,406,675	7,838,762
Gregory W. Cappelli	2,000,000	17,372,665	26,117	2,728,470	22,127,252
P. Robert Moya	800,000	1,225,245	0	N/A	2,025,245

(1)	Represents the intrinsic value of each stock option or other equity award which vests on an accelerated basis upon the change in control and is calculated by multiplying (i) the aggregate number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $63.68 closing selling price of the Class A Common Stock on August 29, 2008 exceeds any exercise price payable per vested share. Mr. D’Amico’s options will remain outstanding for the balance of the four-year option term.

(2)	Assumes that the presumption of Section 280G(b)(2)(C) of the Internal Revenue Code regarding agreements entered into within 1 year of a change in control can be rebutted, and such compensation was accordingly established in the ordinary course of business and not in contemplation of a change in control.

(3)	Dr. Sperling will not be entitled to any cash severance payment but will be entitled to receive pension payments pursuant to his deferred compensation agreement, as disclosed in the “Pension Benefits” section above.

Benefits Received Upon Termination Not in Connection with a Change in Control

			Accelerated Vesting
			of Equity Awards	Continued Health
Executive	Cash Severance ($)		($) (1)	Care Coverage ($)	Total Payment ($)
Dr. John G. Sperling	0	(2)	0	0	0
Charles B. Edelstein	2,400,000		5,629,284	8,893	8,038,177
Joseph L. D’Amico	2,000,000		3,488,869	1,556	5,490,425
Gregory W. Cappelli	2,000,000		11,406,172	26,117	13,432,289
P. Robert Moya	800,000		408,415	0	1,208,415

(1)	Represents the intrinsic value of each stock option or other equity award which vests on an accelerated basis in connection with an involuntary termination of employment (other than for cause) or resignation for good reason and is calculated by multiplying (i) the aggregate number of shares of the Company’s Class A Common Stock which vest on such an accelerated basis under such award by (ii) the amount by which the $63.68 closing selling price of the Class A Common Stock on August 29, 2008 exceeds any exercise price payable per vested share. Mr. D’Amico’s options will remain outstanding for the balance of the four-year option term.

(2)	Dr. Sperling will not be entitled to any cash severance payments but will be entitled to receive pension payments pursuant to his deferred compensation agreement, as disclosed in the “Pension Benefits” section above.
     Messrs. Cappelli, D’Amico and Edelstein would also be entitled to pro-rata vesting of their equity awards, as if those awards vested in monthly installments over the applicable vesting period, should their employment cease by reason of their death or (for Mr. D’Amico) by reason of his disability. The intrinsic value of each option or other equity award which would have vested had such termination occurred on August 31, 2008 would be $1,930,302 and $369,210 for Messrs. Cappelli and D’Amico, respectively. In addition, Messrs. Edelstein, D’Amico, Cappelli and Moya would each receive a pro-rated target bonus for the portion of the fiscal year preceding their death or disability.
Mr. Mueller’s Termination of Employment
     Mr. Mueller did not receive any severance benefits in connection with his termination of employment on June 24, 2008. However, Mr. Mueller did exercise the vested stock options he held at the time of such termination, and those exercises are included in the information provided with respect to his option exercises under “Option Exercises and Stock Vested” above.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation of each individual who served as a member of our Board of Directors during the 2008 fiscal year for services rendered in such capacity during that year. Board members who are also employees of the Company but who do not receive any additional compensation for their Board service are not included in the table. Mr. Sperling is included in the table because he received certain equity awards during the 2008 fiscal year for services rendered solely as a Board member. However, as explained below, Mr. Peter V. Sperling received a new compensation package in connection with his appointment to the executive officer position of Vice Chairman of the Board. The compensation he received during the 2008 fiscal year in such executive officer capacity is not included in the table.

	Fees Earned or
	Paid in Cash	Stock Awards	Option Awards	All Other
Name	($) (1)	($) (2)	($) (3)	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Dino J. DeConcini	121,000	229,140	253,554	—	603,694
Dr. Roy A. Herberger, Jr.	88,450	229,140	253,554	—	571,144
Dr. Ann Kirschner	58,750	178,075	192,122	—	428,947
K. Sue Redman	125,250	229,140	253,554	—	607,944
James R. Reis	98,680	229,140	253,554	—	581,374
Peter V. Sperling	—	229,140	253,554	158,744 (4)	641,438
George A. Zimmer	54,750	229,140	253,554	—	537,444

(1)	The amounts set forth in this column represent fees earned by each Board member during fiscal year 2008 for service in such capacity, regardless of whether the fees were actually paid during the fiscal year. The aggregate amount reported for each Board member is comprised of the following categories of payments, and no other cash compensation was paid to those Board members for the 2008 fiscal year, except as otherwise noted for Peter Sperling in footnote (4) to this table and in the section below entitled “Executive Officer Compensation for Peter Sperling.”

				Committee
		Board	Committee	Chairperson -
	Annual	Meeting Fees	Meeting Fees	Additional
Name	Retainer ($)	($)	($)	Retainer ($)	Total ($)
Dino J. DeConcini	24,000	11,000	59,500	26,500	121,000
Dr. Roy A. Herberger, Jr.	24,000	12,000	36,250	16,200	88,450
Dr. Ann Kirschner	20,000	8,000	30,750	—	58,750
K. Sue Redman	24,000	12,000	69,250	20,000	125,250
James R. Reis	24,000	12,000	46,000	16,680	98,680
Peter V. Sperling	—	—	—	—	—
George A. Zimmer	24,000	12,000	18,750	—	54,750

(2)	The amounts shown reflect the SFAS 123(R) compensation costs recognized in the Company’s financial statements for the 2008 fiscal year with respect to the restricted stock units awarded to each such Board member during that year. Such costs were not reduced to take into account any estimated forfeitures related to service-based vesting conditions. The SFAS 123(R) grant date fair value of each restricted stock unit award was calculated based on the fair market value of the Company’s Class A Common Stock on the applicable award date. Each restricted stock unit represented the right to receive one share of such Class A Common Stock upon the vesting of that unit. The restricted stock units awarded to each such Board member vested on August 31, 2008 upon his or her continuation in Board service through such date. The table below shows for each named individual: (a) the date of his or her restricted stock unit award, (b) the number of shares of the Company’s Class A Common Stock underlying the restricted stock unit award, (c) the grant date fair value of the awarded restricted stock units and (d) the aggregate number of shares subject to all outstanding restricted stock units held by that individual as of August 31, 2008. There were no other SFAS 123(R) compensation costs recognized in the Company’s financial statements for the 2008 fiscal year with respect to any restricted stock units awarded to the Board members in fiscal years prior to the 2008 fiscal year.

				Number of Shares of
				Class A Common Stock
		Number of Shares of	SFAS 123(R)	Subject to All Outstanding
		Class A Common Stock	Grant Date Fair	Restricted Stock Units Held
Name	Award Date	Subject to Such Award	Value ($)	as of August 31, 2008 (#)*
Dino J. DeConcini	October 25, 2007	3,000	229,140	0
Dr. Roy A. Herberger, Jr.	October 25, 2007	3,000	229,140	0
Dr. Ann Kirschner	November 12, 2007	2,500	178,075	0
K. Sue Redman	October 25, 2007	3,000	229,140	0
James R. Reis	October 25, 2007	3,000	229,140	0
Peter V. Sperling	October 25, 2007	3,000	229,140	0
George A. Zimmer	October 25, 2007	3,000	229,140	0

*	On August 31, 2008, the restricted stock units awarded on October 25, 2007 and November 12, 2007, respectively, vested, and the underlying shares of the Company’s Class A Common Stock were issued to the Board member in full settlement of the vested award. On August 31, 2008, Mr. Peter Sperling also held restricted stock units covering 1,810 shares of the Company’s Class A Common Stock that were awarded to him on July 10, 2008 in connection with his service in his executive officer position as Vice Chairman of the Board, but those shares are not included in the above table.

(3)	The amounts shown reflect the SFAS 123(R) compensation costs recognized for financial statement reporting purposes for the fiscal year ended August 31, 2008 with respect to stock options granted to such Board members, whether during the 2008 fiscal year or one or more earlier fiscal years. The SFAS 123(R) compensation costs are based on the grant date fair value of each option grant and do not take into account any estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of the SFAS 123(R) grant date fair value of each option grant are set forth in Notes 2 and 14 to the Company’s consolidated financial statements for the fiscal year ended August 31, 2008 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 28, 2008. The following table shows for each named individual (a) the grant date of each option granted to him or her during the 2008 fiscal year, (b) the exercise price, (c) the grant date fair value of that option (as calculated in accordance with SFAS 123(R)) and (d) the aggregate number of shares subject to all outstanding options held by that individual as of August 31, 2008; however, the option holdings reported for Mr. Peter Sperling do not include options for 9,710 shares of the Company’s Class A Common Stock he received on July 10, 2008 in connection with his service in his executive officer position as Vice Chairman of the Board.

				Number of Shares of
				Common Stock Subject
			SFAS 123(R)	to All Outstanding
			Grant Date Fair	Options Held as of
Name	Option Grant Date	Exercise Price	Value ($)	August 31, 2008 (#)
Dino J. DeConcini	October 25, 2007	76.38	253,554	83,250
Dr. Roy A. Herberger, Jr.	October 25, 2007	76.38	253,554	9,500
Dr. Ann Kirschner	November 12, 2007	71.23	192,122	6,500
K. Sue Redman	October 25, 2007	76.38	253,554	8,000
James R. Reis	October 25, 2007	76.38	253,554	12,500
Peter V. Sperling	October 25, 2007	76.38	253,554	673,921
George A. Zimmer	October 25, 2007	76.38	253,554	16,000

(4)	Represents (i) fees in the amount of $150,000 for personal accounting and tax planning services paid by the Company on behalf of Mr. Sperling, (ii) a base salary of $3,500 paid to Mr. Sperling by the Company for his service as the Company’s Senior Vice President and Secretary for the period from September 1, 2007 to December 14, 2007, (iii) $1,899 as a tax gross-up to cover Mr. Sperling’s Medicare tax liability associated with the reimbursement of fees for financial and tax planning services, and (iv) a matching contribution in the amount of $3,345 made by the Company to Mr. Sperling’s account under the Company’s Employee Savings Plan. The Company-owned vehicles provided to Mr. Sperling were fully depreciated by the Company prior to the 2007 fiscal year, and Mr. Sperling did not use these vehicles for personal use in fiscal 2008; accordingly, there were no incremental costs incurred by the Company as a result of his personal use of those vehicles.

Cash Retainer/Meeting Fees	Dr. Sperling and Messrs. Edelstein and Cappelli, executive officers of the Company, did not receive any additional compensation for their service on the Board of Directors during the 2008 fiscal year. Mr. Peter V. Sperling, who is also an executive officer of the Company, received a stock option grant and restricted unit award (as described below in the section entitled “Director Equity Compensation”) on October 25, 2007 in connection with his service on the Board during the 2008 fiscal year but did not receive any cash compensation for such service. On April 23, 2008, the Compensation Committee authorized a new compensation package for Mr. Peter Sperling in connection with his appointment to the executive officer position of Vice Chairman of the Board. That compensation package is summarized below in the section entitled “Executive Officer Compensation for Mr. Peter Sperling.”

Retainer Fees. For the 2008 fiscal year, our non-employee Board members received a $24,000 annual retainer. In addition, for the 2008 fiscal year, the Audit Committee Chair received a $20,000 retainer, the current Compensation Committee Chair received a $16,200 retainer and the former Compensation Committee Chair received a $4,500 retainer, and the Nominating and Governance Committee Chair received a $12,000 retainer. The Independent Director Committee Chair received a $10,000 retainer and the Special Committee Chair received a $16,680 retainer for the 2008 fiscal year. Such retainer fees are paid quarterly.

Meeting Fees. Non-employee Board members received $2,000 for each Board meeting attended. In addition, members of the Audit Committee, Special Committee and Independent Director Committee received $2,000 for each committee meeting attended. Members of the Compensation Committee and Nominating and Governance Committee received $1,500 for each committee meeting attended. The meeting fee for each of the various Board Committees is reduced by 50% if the duration of the meeting is less than one hour.

Expenses. Non-employee Board members are also reimbursed for out-of-pocket expenses.

2009 Fiscal Year Retainer Fee. Effective with the September 1, 2008 start of the 2009 fiscal year, the annual retainer fee for each non-employee Board member was increased to $50,000. No other changes were made to the cash fees payable to the non-employee Board members for their service on the Board or any committee of the Board.

Director Equity Compensation

Fiscal Year 2008 Equity Compensation	For fiscal year 2008 Board service, Mr. Peter V. Sperling, in his capacity as a Board member, and the following non-employee Board members were each granted an option on October 25, 2007 to purchase 8,000 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan: Dino J. DeConcini, K. Sue Redman, Jim Reis, George Zimmer and Dr. Roy Herberger, Jr. Each option has an exercise price of $76.38 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of ten years, subject to earlier termination following the cessation of Board service. Each option vested upon the optionee’s continuation in Board service through August 31, 2008. In addition, on October 25, 2007 Mr. Peter V. Sperling, in his capacity as a Board member, and the foregoing non-employee Board members each received an award of restricted stock units covering 3,000 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan. Each restricted stock unit entitled the holder to one share of the Company’s Class A Common Stock on the August 31, 2008 vesting date of that unit, provided such individual continued in Board service through such date.

Dr. Ann Kirschner joined the Board as a non-employee director on November 1, 2007 and received on November 12, 2007 a stock option grant and restricted stock unit award as part of her compensation for service as a non-employee Board member. Her stock option grant was pro-rated to cover 6,500 shares of Class A Common Stock and has an exercise price of $71.23 per share, the fair market value per share on the grant date. Her restricted stock unit award was also pro-rated and covers 2,500 shares of Class A Common Stock. All the other terms of her stock option grant and restricted stock unit award are the same as those for the other non-employee Board members.

Fiscal Year 2009 Equity Compensation	On September 25, 2008, the Compensation Committee approved a new equity compensation program for the non-employee Board members that becomes effective with the 2009 fiscal year. Under the new program, the following changes were made to the equity compensation program previously in effect for the non-employee Board members for the 2007 and 2008 fiscal years:

(i) The annual option grant to purchase shares of the Company’s Class A Common Stock will be reduced from 8,000 shares to 6,000 shares.

(ii) The annual restricted stock unit award will now be structured to cover $140,000 worth of Class A Common Stock on the grant date (rounded up to the next whole share) instead of a 3,000-share fixed grant.

Accordingly, for fiscal year 2009 Board service, each of the following non-employee Board members was granted an option on October 31, 2008 to purchase 6,000 shares of the Company’s Class A Common Stock under the Company’s 2000 Stock Incentive Plan: Dino J. DeConcini, Dr. Roy Herberger, Jr., Dr. Ann Kirschner, K. Sue Redman, Jim Reis and George Zimmer. Each option has an exercise price of $69.51 per share, the fair market value of the Class A Common Stock on the grant date, and a maximum term of ten years, subject to earlier termination following the cessation of Board service. Each option will vest upon the optionee’s continuation in Board service through August 31, 2009. In addition, on October 31, 2008, each of the foregoing non-employee Board members received an award of restricted stock units covering 2,015 shares of the Company’s Class A Common Stock, with an aggregate value on that date of $140,000 per award. Each restricted stock unit will entitle the Board member to one share of the Company’s Class A Common Stock on the vesting date of that unit. The restricted stock units will vest upon the director’s continuation in Board service through August 31, 2009.

Executive Officer Compensation for Peter Sperling	As a result of the new compensation package which the Compensation Committee approved for Mr. Peter Sperling on April 23, 2008 for his service in the executive officer position of Vice Chairman of the Board, Mr. Sperling will no longer receive any equity awards for his service as a Board member. Instead, he will receive a combination of cash and equity compensation tied to his service in the Vice Chairman of the Board position. That compensation is comprised of the following elements:

(i) base salary at the rate of $100,000 per year, retroactive to his December 14, 2007 appointment as Vice Chairman of the Board;

(ii) annual target bonus equal to 100% of his base salary and tied to the attainment of the same financial goals that will in effect each year for the annual cash bonus program for the other executive officers; and

(iii) an equity compensation award for each fiscal year of service in such executive officer position comprised of:
•	restricted stock units covering $100,000 worth of shares of the Company’s Class A Common Stock (rounded up to the next whole share); and

•	stock option grant covering shares of the Class A Common Stock (rounded up to the next whole share) with an exercise price per share equal to the fair market value per share of Class A Common Stock on the grant date, a maximum term of 10 years and a Black-Scholes grant-date fair value of $210,000.

On July 10, 2008. Mr. Sperling received his equity compensation award for the 2009 fiscal year. Accordingly, he received (i) a restricted stock unit award for 1,810 shares of the Company’s Class A Common Stock that will vest upon his continuation in his executive officer position through the August 31, 2009 close of the 2009 fiscal year, with the underlying shares under those vested units to be issued on the same date, and (ii) a stock option grant for 9,710 shares of Class A Common Stock with an exercise price of $55.46 per share that will vest and become exercisable upon his continuation in his executive officer position through August 31, 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has the sole authority to retain or dismiss our independent auditors. The Audit Committee has selected Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for its fiscal year ending August 31, 2009. Before making its determination, the Audit Committee carefully considered that firm’s qualifications as independent auditors. The Board of Directors, following the Audit Committee’s determination, has unanimously recommended that the holders of Class B Common Stock vote for ratification of such appointment.

Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Class A Shareholders, will have the opportunity to make a statement, and will be available to respond to questions.

Pre-Approval Policies and Procedures	The Audit Committee pre-approves all engagements of Deloitte & Touche LLP to provide services to the Company and its subsidiaries. During fiscal year 2008, no non-audit services were provided without pre-approval under the de minimus provisions of Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended.

Independence Assessment by Audit Committee	The Company’s Audit Committee considered and determined that the provision of the services provided by Deloitte & Touche LLP as set forth herein is compatible with maintaining Deloitte & Touche LLP’s independence and approved all non-audit related fees and services.

Fees of the Independent Registered Public Accounting Firm	The following is a summary of the fees billed to us by Deloitte & Touche LLP and Deloitte Tax LLP for professional services rendered for the fiscal years ended August 31, 2008 and 2007:

Fee Category	Fiscal 2008	Fiscal 2007
Audit fees
SEC filings and subsidiary stand-alone financial statements	$1,332,000	$1,052,000
Compliance and regulatory audits	304,000	293,000
Tax fees	842,000	446,000

Total Fees	2,478,000	1,791,000

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated and subsidiary stand-alone financial statements and internal controls over financial reporting, review of interim consolidated financial statements, and services performed in connection with statutory and regulatory filings.

Tax Fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, mergers and acquisitions, and international tax planning.

BOARD AUDIT COMMITTEE REPORT ON AUDIT RELATED MATTERS

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that Apollo Group specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee’s Charter adopted by the Board and last amended December 12, 2008. The Charter is available on the Company’s website at http://www.apollogrp.edu/CorporateGovernance/CorporateGovernance.aspx.
The Committee is composed of three directors, all of whom meet the standards of independence adopted by the Securities and Exchange Commission. The Committee appoints the Company’s independent registered public accounting firm. The Committee approves in advance all services to be performed by Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. The Committee has reviewed and discussed the Company’s 2008 Annual Report on Form 10-K, including the audited consolidated financial statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended August 31, 2008 with management and with representatives of Deloitte.
The Committee has also discussed with Deloitte the matters required to be discussed by Statement on Auditing Standards No. 114. The Committee has received from Deloitte the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Committee concerning independence, and has discussed with Deloitte its independence.
The Committee has considered whether the provision to the Company by Deloitte of limited nonaudit services is compatible with maintaining the independence of Deloitte. The Committee has satisfied itself as to the independence of Deloitte.
Based on the above review and discussions, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended August 31, 2008.
Submitted by:
K. Sue Redman, Chairperson
Dino J. DeConcini
James R. Reis

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 31, 2008, by each person known to us to own more than 5% of our Class B Common Stock, each director and nominee for director, each named executive officer and all directors and executive officers as a group. Except as otherwise indicated, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law or as otherwise noted below.

	Apollo Group			Apollo Group
	Class A Common Stock			Class B Common Stock
	Number of		Percent of	Number of	Percent of
Beneficial Owner	Shares Owned		Class Owned	Shares Owned	Class Owned
Directors and Officers:
Dr. John G. Sperling	20,602,785	(1)	12.8%	243,081	51.2%
Peter V. Sperling	10,207,215	(2)	6.4%	232,068	48.8%
Gregory W. Cappelli	304,934	(3)	*	—	—
Joseph L. D’Amico	187,827	(4)	*	—	—
Dino J. DeConcini	89,757	(5)	*	—	—
P. Robert Moya	30,157	(6)	*	—	—
George A. Zimmer	22,000	(7)	*	—	—
James R. Reis	19,250	(8)	*	—	—
K. Sue Redman	13,860	(9)	*	—	—
Dr. Roy A. Herberger, Jr.	13,000	(10)	*	—	—
Dr. Ann Kirschner	8,000	(11)	*	—	—
Charles B. Edelstein	2,250		*	—	—
Brian E. Mueller	1,327		*	—	—
All Executive Officers and Directors as a group (17 persons)	30,336,484	(12)	18.8%	475,149	100.0%
Nominee:
Manuel F. Rivelo	—		—	—	—
Total Shares Outstanding	158,879,567			475,149

*	Represents beneficial ownership of less than 1%.

(1)	Includes (a) 1,357,339 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Mr. Sperling); (b) 2,158,886 shares held by The Aurora Foundation, for which Dr. Sperling is the trustee; (c) 585,974 shares held by the John G. Sperling Revocable Trust, for which Dr. Sperling is the trustee; (d) 1,489,367 shares that Dr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (e) 243,080 shares that the John Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Dr. Sperling and Ms. Terri Bishop are the co-trustees; and (f) one share that Dr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares held by Dr. Sperling, 1,000,000 shares are pledged as security under a forward sale agreement maturing January 9, 2009; and an additional 500,000 shares are pledged as security under a forward sale agreement maturing April 24, 2009. Of the shares held by the Aurora Foundation, 500,000 shares are pledged as security under a forward sale agreement maturing January 9, 2009; another 100,000 shares are subject to a forward sale agreement maturing April 24, 2009; and 475,000 shares are pledged as security for various obligations of Dr. Sperling.

(2)	Includes (a) 1,357,339 shares held by the John Sperling 1994 Irrevocable Trust, for which Dr. Sperling and Mr. Sperling are the co-trustees (also included in the shares being reported as beneficially owned by Dr. Sperling); (b) 551,156 shares held by the Peter V. Sperling Revocable Trust, for which Mr. Sperling is the trustee; (c) 537,961 shares that Mr. Sperling has the right to acquire within 60 days of the date of the table set forth above; (d) 232,067 shares that the Peter Sperling Voting Stock Trust has the right to acquire at any time, subject to certain limitations under the Shareholder Agreement as amended, upon conversion of its Class B Common Stock, for which Mr. Sperling is the trustee; and (e) one share that Mr. Sperling has the right to acquire at any time upon conversion of his share of Class B Common Stock. Of the shares held by Mr. Sperling, 1,000,000 shares are pledged as security under a forward sale agreement maturing January 9, 2009; another 315,000 shares are pledged as security under a forward sale agreement maturing January 20, 2009; another 500,000 shares are pledged as security under a forward sale agreement maturing April 24, 2009; and 1,285,670 shares are pledged as security for various obligations of Mr. Sperling.

(3)	Includes 287,693 shares that Mr. Cappelli has the right to acquire within 60 days of the date of the table set forth above.

(4)	Includes 166,667 shares that Mr. D’Amico has the right to acquire within 60 days of the date of the table set forth above.

(5)	Includes 83,250 shares that Mr. DeConcini has the right to acquire within 60 days of the date of the table set forth above.

(6)	Includes 27,500 shares that Mr. Moya has the right to acquire within 60 days of the date of the table set forth above.

(7)	Includes 16,000 shares that Mr. Zimmer has the right to acquire within 60 days of the date of the table set forth above.

(8)	Includes 12,500 shares that Mr. Reis has the right to acquire within 60 days of the date of the table set forth above.

(9)	Includes 8,000 shares that Ms. Redman has the right to acquire within 60 days of the date of the table set forth above.

(10)	Includes 9,500 shares that Dr. Herberger has the right to acquire within 60 days of the date of the table set forth above.

(11)	Includes (a) 6 shares held jointly in a custodial account with another person and (b) 6,500 shares that Dr. Kirschner has the right to acquire within 60 days of the date of the table set forth above.

(12)	Includes 2,828,288 shares that all Directors and Executive Officers as a group have the right to acquire within 60 days of the date of the table set forth above.
The address of each of the listed shareholders, unless noted otherwise, is in care of Apollo Group, Inc., 4025 South Riverpoint Parkway, Phoenix, Arizona 85040. The number of shares beneficially owned by each entity, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an entity or person is deemed a “beneficial owner” of a security if it, he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. An entity or person is also deemed to be a beneficial owner of any securities which that entity or person has the right to acquire beneficial ownership of within 60 days of October 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our equity compensation plans, the number of shares of our Class A Common Stock subject to outstanding awards as of August 31, 2008 and the number of such shares available for future award as of that date. The table does not include information with respect to shares of our Class A Common Stock subject to outstanding options, stock appreciation rights or other equity awards granted under equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally granted those options, stock appreciation rights or awards. However, Footnote 6 to the table sets forth the total number of shares of our Class A Common Stock subject to those assumed options, stock appreciation right or other awards as of August 31, 2008, and the weighted average exercise price of such assumed options and stock appreciation rights. No additional options, stock appreciation rights or other equity awards may be granted under those assumed plans.

	A.	B.	C.
	Number of Shares to		Number of Shares
	be Issued Upon	Weighted Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column A)
Equity compensation plans approved by shareholders (1)	13,011,285 (2)	$52.24 (3)	10,950,317	(4) (5)
Equity compensation plans not approved by shareholders (6)	N/A	N/A	N/A

Total	13,092,004	52.41	10,950,317

(1)	Consists of the Apollo Group, Inc. Second Amended and Restated Director Stock Plan (“Director Stock Plan”), the Apollo Group, Inc. Long-Term Incentive Plan (“LTIP”), the Apollo Group, Inc. Amended and Restated 2000 Stock Incentive Plan (“2000 Incentive Plan”), and the Apollo Group, Inc. Third Amended and Restated 1994 Employee Stock Purchase Plan (“Purchase Plan”).

(2)	Includes 715,139 shares of Class A Common Stock subject to restricted stock units that will entitle each holder to the issuance of one share of Class A Common Stock for each unit that vests over the holder’s period of continued employment with the Company. Excludes outstanding purchase rights under the Purchase Plan. Under the Purchase Plan, each eligible employee may purchase shares of Class A Common Stock at quarterly intervals (the last business day of March, June, September and December each year), up to a maximum of $25,000 worth of stock each calendar year. The purchase price payable per share will be equal to 95% of the fair market value on the quarterly purchase date.

(3)	Calculated without taking into account the 715,139 shares of Class A Common Stock subject to outstanding restricted stock units that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)	Includes shares of Class A Common Stock available for future issuance under the LTIP, the 2000 Incentive Plan and the Purchase Plan. As of August 31, 2008, 975,481 shares of Class A Common Stock were available for issuance under the LTIP and 5,233,787 shares of Class A Common Stock were available for issuance under the 2000 Incentive Plan. Under each plan, we may grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock units and other stock-based awards to our officers, key employees and non-employee Board members. As of August 31, 2008, 4,741,049 shares of Class A Common Stock were available for issuance under the Purchase Plan.

(5)	The Director Stock Plan provided our non-employee directors with annual option grants to purchase shares of our Class A Common Stock. The grants occurred on September 1 of each year through 2003. No further options may be granted under that plan.

(6)	The table does not include information with respect to equity compensation plans or agreements that were assumed by us in connection with our acquisitions of the companies that originally established those plans or agreements. As of August 31, 2008, 80,719 shares of Class A Common Stock were subject to outstanding options and stock appreciation rights under those assumed plans. The weighted average exercise price of those outstanding options and stock appreciation rights is $78.32 per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no forms were required, we believe that during the fiscal year ended August 31, 2008, our directors and officers complied with all Section 16(a) filing requirements except (i) the Form 4 with respect to the exercise of stock options by Dr. Jorge Klor de Alva on January 14, 2008 was filed one day late; and (ii) the Form 4 with respect to the exercise of stock options by Dr. William J. Pepicello on January 14, 2008 was filed one day late.